As filed with the Securities and Exchange Commission on November 29, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tesoro Logistics LP

Tesoro Logistics Finance Corp.

and Other Registrants

(see Table of Additional Registrants below)

(Exact name of registrant as specified in its charter)

Delaware	27-4151603 35-2453789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19100 Ridgewood Parkway

San Antonio, Texas 78259-1828

(210) 626-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim K.W. Rucker

Executive Vice President and General Counsel

19100 Ridgewood Parkway

San Antonio, Texas 78259-1828

(210) 626-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kenneth B. Wallach, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Douglas S. Horowitz, Esq. Joshua M. Zelig, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 (212) 701-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed maximum aggregate offering price	Amount of registration fee
Senior Notes	(1)	(2)
Subsidiary guarantees of Senior Notes	(3)	(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate principal amount of Senior Notes is being registered as may from time to time be sold at indeterminate prices.
(2)	Since an unspecified amount of securities registered herein will be offered pursuant to an automatic shelf registration statement, the issuer has elected to rely on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, to defer payment of the registration fee.
(3)	In accordance with Rule 457(n), no separate fee is payable with respect to the Subsidiary Guarantees.

Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter/Constituent Documents	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Green River Processing, LLC	Delaware	46-4995184
QEP Field Services, LLC	Delaware	47-1671046
QEP Midstream Partners GP, LLC	Delaware	46-2636925
QEP Midstream Partners, LP	Delaware	80-0918184
QEP Midstream Partners Operating, LLC	Delaware	46-2648015
QEPM Gathering I, LLC	Delaware	46-3283494
Rendezvous Pipeline Company, LLC	Colorado	80-0918184
Tesoro Alaska Pipeline Company LLC	Delaware	74-1839523
Tesoro Alaska Terminals LLC	Delaware	81-1894342
Tesoro High Plains Pipeline Company LLC	Delaware	27-4152862
Tesoro Logistics Northwest Pipeline LLC	Delaware	80-0873558
Tesoro Logistics Operations LLC	Delaware	27-4151836
Tesoro Logistics Pipelines LLC	Delaware	61-1698909
Tesoro SoCal Pipeline Company LLC	Delaware	35-2461308

The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is shown on the cover page of this Registration Statement on Form S-3.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated November 29, 2016

PROSPECTUS

$750,000,000

Tesoro Logistics LP

Tesoro Logistics Finance Corp.

$750,000,000             % Senior Notes due 2025

We are offering $750,000,000 aggregate principal amount of our             % Senior Notes due 2025 (the “notes”).

The notes will accrue interest at a rate per annum equal to             % and will mature on January     , 2025. Interest on the notes will be payable semi-annually on January      and July      of each year, beginning on July     , 2017. At any time prior to January     , 2021, we may redeem some or all of the notes at a “make-whole” redemption price. On or after January     , 2021, we may redeem some or all of the notes at the redemption prices set forth under “Description of Notes—Optional Redemption.” In addition, at any time prior to January     , 2020, we may redeem up to 35% of the notes with an amount not to exceed the proceeds we receive from certain equity offerings at the redemption price set forth under “Description of Notes—Optional Redemption.”

The notes will be guaranteed on a senior unsecured basis by substantially all of our existing and future domestic subsidiaries (except for Tesoro Logistics Finance Corp.) that guarantee other specified indebtedness. The guarantees will be equal in right of payment with the existing and future senior indebtedness of the guarantors and will rank senior to any future subordinated indebtedness the guarantors may incur. The guarantees will be effectively junior to all existing and future secured indebtedness of the guarantors to the extent of the value of the collateral securing such indebtedness.

The notes will be our general senior unsecured obligations and will be equal in right of payment with all of our existing and future senior indebtedness including amounts outstanding under the Existing Notes and the Credit Facilities (each as defined herein). The notes will be senior to any future subordinated indebtedness we may incur. The notes will be effectively junior to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, including amounts outstanding under the Credit Facilities. The notes and the guarantees will be structurally junior to the indebtedness and other liabilities of any non-guarantor subsidiaries.

We intend to use the gross proceeds of the offering of the notes to repay amounts outstanding under the Dropdown Credit Facility (as defined herein), which amounts were used to fund (a) a portion of the consideration for the Alaska Storage and Terminalling Assets Purchase (as defined herein) and (b) a portion of the consideration for the Northern California Terminalling and Storage Assets Purchase (as defined herein).

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page 27 of this prospectus.

	Per note		Total
Public offering price		%(1)		$(1)
Underwriting discounts and commissions		%(2)		$(2)
Proceeds, before expenses, to us(1)		%	$

(1)	Plus accrued interest, if any, from , 2016.
(2)	Underwriting discounts and commissions will be paid from cash on hand.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. Currently, there is no market for the notes.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about         , 2016. See “Book-Entry, Delivery and Form.”

Joint Bookrunning Managers

RBC Capital Markets

BNP PARIBAS    BofA Merrill Lynch    Citigroup    Credit Suisse

Deutsche Bank Securities    PNC Capital Markets LLC    TD Securities

The date of this prospectus is November         , 2016.

You should rely only on the information contained in or incorporated by reference in this prospectus and any related free writing prospectus. We have not authorized anyone to provide you with different information. We are not and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of the incorporated document.

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CERTAIN DEFINITIONS

As used in this prospectus, unless otherwise noted or the context otherwise requires:

•	“we,” “our,” “us,” “Tesoro Logistics,” “TLLP,” and the “Partnership” refer to Tesoro Logistics LP and its subsidiaries as a combined entity;

•	“general partner” refers to Tesoro Logistics GP, LLC, the general partner of Tesoro Logistics LP;

•	“Predecessors” refers collectively to the assets, liabilities and results of operations related to the Acquisitions from Tesoro;

•

“Tesoro” refers to Tesoro Corporation and any of its subsidiaries, other than Tesoro Logistics LP, its subsidiaries and its general partner (Tesoro Corporation is a holding company and conducts all operations through its subsidiaries);

•

“Acquisitions from Tesoro” refers to certain transactions with Tesoro as defined in Note 1 to our audited combined consolidated financial statements for the year ended December 31, 2015, included as Exhibit 99.3 to the first Form 8-K filed with the SEC on November 29, 2016 and incorporated herein by reference;

•	“Credit Facilities” refers to the Dropdown Credit Facility and the Revolving Credit Facility;

•	“Dropdown Credit Facility” refers to the revolving credit facility under the credit agreement dated January 29, 2016 which provides us with loan availability of $1.0 billion;

•	“Existing Notes” refers to our 5.50% Senior Notes due 2019, our 5.875% Senior Notes due 2020, our 6.125% Senior Notes due 2021, our 6.25% Senior Notes due 2022 and our 6.375% Senior Notes due 2024;

•

“LA Storage and Handling Assets” refers to 97 crude oil, feedstock and refined product storage tanks with combined capacity of 6.6 million barrels and a 50% fee interest in a 16-mile pipeline that transports jet fuel from Tesoro’s Los Angeles Refinery to the Los Angeles International Airport acquired in the LA Storage and Handling Assets Acquisition;

•	“LA Storage and Handling Assets Acquisition” refers to our acquisition on November 12, 2015 from certain subsidiaries of Tesoro of the LA Storage and Handling Assets;

•

“Los Angeles Terminal Assets” refers to the six marketing terminals and storage facilities located in Southern California and certain assets and properties related thereto acquired in the Los Angeles Terminal Assets Acquisition;

•	“Los Angeles Terminal Assets Acquisition” refers to the acquisition of the Los Angeles Terminal Assets effective June 1, 2013;

•

“Northwest Products System” refers to a regulated common carrier pipeline running from Salt Lake City, Utah to Spokane, Washington, a jet fuel pipeline to the Salt Lake City Airport and three refined products terminals in Boise and Pocatello, Idaho and Pasco, Washington;

•	“Northwest Products System Acquisition” refers to our acquisition on June 19, 2013 of the Northwest Products System from Chevron Pipe Line Company and the Northwest Terminalling Company;

•

“Revolving Credit Facility” refers to the revolving credit facility under the third amended and restated revolving credit agreement dated January 29, 2016 which provides us with loan availability of $600.0 million;

•	“Rockies Natural Gas Business” refers to the business acquired in the Rockies Natural Gas Business Acquisition;

•

“Rockies Natural Gas Business Acquisition” refers to the acquisition by the Partnership, on December 2, 2014, of all of the limited liability company interests of QEP Field Services, LLC for an aggregate purchase price of approximately $2.5 billion in cash;

•

“West Coast Logistics Assets” refers to three truck terminals, ten storage tanks, two rail loading and unloading facilities and a refined products pipeline acquired in the West Coast Logistics Assets Acquisition; and

•

“West Coast Logistics Assets Acquisition” refers to our two phase acquisition of the West Coast Logistics Assets, effective July 1, 2014, for the terminals, storage tanks and rail facilities and effective September 30, 2014, for the refined products pipeline.

NON-GAAP FINANCIAL MEASURES

We have included certain non-GAAP financial measures in this prospectus, including, for example, EBITDA, Distributable Cash Flow and Pro Forma Distributable Cash Flow (each as defined under “Summary—Summary Historical Combined Consolidated Financial and Operating Data—Non-GAAP Financial Measures”). We believe these non-GAAP financial measures provide information useful to investors in assessing our financial condition and results of operations, as well as providing investors with a means to compare partnership performance via an enhanced perspective of the operating performance of our assets and the cash our business is generating. However, these measures are not prescribed by accounting principles generally accepted in the United States of America (“U.S. GAAP”) and should not be considered as alternatives to U.S. GAAP net earnings or net cash from operating activities. EBITDA, Distributable Cash Flow and Pro Forma Distributable Cash Flow have important limitations as analytical tools and should not be viewed in isolation. EBITDA, Distributable Cash Flow and Pro Forma Distributable Cash Flow exclude some, but not all, items that affect net earnings or net cash, and these measures may be defined differently by other companies in our industry. See “Summary—Summary Historical Combined Consolidated Financial and Operating Data” herein for definitions of non-GAAP financial measures used in this prospectus and reconciliations thereof to the most directly comparable U.S. GAAP measures.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “project,” “potential,” “may,” “will,” “are likely” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.

Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to:

•

changes in global economic conditions and the effects of a global economic downturn on our business, on the business of our key customers, including Tesoro, and on our customers’ suppliers, customers, business partners and credit lenders;

•	a material decrease in the crude oil and natural gas produced in the Bakken Shale/Williston Basin area of North Dakota and Montana;

•	a material decrease in the natural gas and crude oil produced in the Green River Basin, Uinta Basin and Vermillion Basin in the states of Utah, Colorado and Wyoming;

•	the ability of our key customers, including Tesoro, to remain in compliance with the terms of their outstanding indebtedness;

•	changes in insurance markets impacting costs and the level and types of coverage available;

•

changes in the cost or availability of third-party vessels, pipelines and other means of delivering and transporting crude oil, feedstocks, natural gas, natural gas liquids (“NGLs”) and refined products;

•	the coverage and ability to recover claims under our insurance policies;

•	the availability and costs of crude oil, other refinery feedstocks and refined products;

•	the timing and extent of changes in commodity prices and demand for refined products, natural gas and NGLs;

•	changes in our cash flow from operations;

•	impact of QEP Resources’ and Questar Gas Company’s failure to perform under the terms of our gathering agreements as they are the largest customers in our natural gas business;

•

the risk of contract cancellation, non-renewal or failure to perform by those in our supply and distribution chains, including Tesoro and Tesoro’s customers, and the ability to replace such contracts and/or customers;

•	the suspension, reduction or termination of Tesoro’s obligations under our commercial agreements and our secondment agreement;

•	a material decrease in profitability among our customers, including Tesoro;

•	earthquakes or other natural disasters affecting operations;

•	direct or indirect effects on our business resulting from actual or threatened terrorist or activist incidents, cyber-security breaches or acts of war;

•	weather conditions affecting operations by us or our key customers, including Tesoro, or the areas in which the customers we serve operate;

•	disruptions due to equipment interruption or failure at our facilities, Tesoro’s facilities or third-party facilities on which our key customers, including Tesoro, are dependent;

•	changes in the expected value of and benefits derived from acquisitions;

•	actions of customers and competitors;

•	changes in our credit profile;

•

state and federal environmental, economic, health and safety, energy and other policies and regulations, including those related to climate change and any changes therein, and any legal or regulatory investigations, delays, compliance costs or other factors beyond our control;

•	delays in obtaining necessary approvals and permits;

•	operational hazards inherent in refining operations and in transporting and storing crude oil, natural gas, NGLs and refined products;

•	changes in capital requirements or in execution and benefits of planned capital projects;

•	seasonal variations in demand for natural gas and refined products;

•	adverse rulings, judgments, or settlements in litigation or other legal or tax matters, including unexpected environmental remediation costs in excess of any accruals, which affect us or Tesoro;

•	risks related to labor relations and workplace safety; and

•	political developments.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. Our future results will depend upon

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various other risks and uncertainties, including those described elsewhere in this prospectus and the documents incorporated by reference herein under the heading “Risk Factors.” Except as required by law, we undertake no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

INDUSTRY AND MARKET DATA

The market data and certain other statistical information presented or incorporated by reference in this prospectus are based on independent industry publications, government publications, filings, press releases and presentations by third parties, and other published independent sources. Some data is also based on our good faith estimates. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the underwriters have independently verified the accuracy or completeness of this information.

TRADEMARKS AND SERVICE MARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. The trademarks we own or have the right to use include Tesoro Logistics. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the absence of such references does not indicate the registration status of the trademarks, service marks and trade names, and is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. It does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of this offering of notes, you should read this entire prospectus and the documents incorporated by reference, including the financial statements and the notes thereto. Please read “Where You Can Find More Information” in this prospectus. Please also read “Risk Factors” in this prospectus and in the documents incorporated by reference for more information about important factors that you should consider before investing in the notes.

TESORO LOGISTICS LP

Overview

We are a fee-based, growth oriented Delaware limited partnership formed by Tesoro in December 2010 and are a leading full-service logistics company operating primarily in the western and mid-continent regions of the United States. We own and operate networks of crude oil, refined products and natural gas pipelines and crude oil and refined products truck and marine terminals and storage facilities. In addition, we own and operate natural gas processing complexes and a fractionation facility. We generate revenues by charging fees for gathering crude oil and natural gas, for terminalling, transporting and storing crude oil and refined products and for processing natural gas.

Tesoro accounted for 55% of our total revenue for the year ended December 31, 2015 and 58% of our total revenue for the nine months ended September 30, 2016, primarily under various long-term, fee-based commercial agreements that generally include minimum volume commitments.

For the year ended December 31, 2015, we had revenues of $1,112 million, net earnings of $270 million and EBITDA of $601 million. For the nine months ended September 30, 2016, we had revenues of $901 million, net earnings of $259 million and EBITDA of $531 million. See “—Summary Historical Combined Consolidated Financial and Operating Data—Non-GAAP Financial Measures” for reconciliations of our net earnings to EBITDA.

Our Assets and Operations

Our assets and operations are categorized into a Gathering segment, a Processing segment and a Terminalling and Transportation segment. Our business is affected by seasonality due to weather conditions, access restrictions as well as supply and demand.

We are generally not directly exposed to direct commodity price risk with respect to any of the crude oil, natural gas, NGLs or refined products that we handle, as part of our normal operations. However, we may be subject to nominal commodity risk exposure due to pipeline loss allowance provisions in many of our pipeline gathering and transportation contracts and a nominal amount of condensate retained as part of our natural gas gathering services. In the event actual measured pipeline losses are less than the loss allowance, we are able to sell the natural gas and crude oil at market price adjusted for premiums; vice versa when actual losses exceed loss allowances we purchase natural gas or crude oil at market prices. As part of the Rockies Natural Gas Business Acquisition, we acquired a natural gas imbalance created by accumulating monthly loss allowance gains that were not sold. The natural gas imbalance exposes us to fluctuations in natural gas prices. At December 31, 2015, the estimated value of the imbalance was $2 million. For the NGLs that we handle under “keep-whole” agreements, the Partnership has a fee-based processing agreement with Tesoro, which minimizes the impact of commodity price movements during the annual period subsequent to renegotiation of terms and pricing each year. We do not engage in the trading of crude oil, natural gas, NGLs or refined products; therefore, we have minimal direct exposure to risks associated with commodity price fluctuations. However, through their effects on our customers’ operations, these risks indirectly influence our activities and results of operations over the long term. Our top customers, Tesoro and QEP Resources, accounted for 55% and 16% of our total revenues in the year ended December 31, 2015, respectively.

Gathering

Our gathering systems include crude oil and natural gas pipeline gathering systems in the Bakken Shale/Williston Basin area of North Dakota and Montana and the Green River Basin, Uinta Basin and Vermillion Basin in the states of Utah, Colorado and Wyoming, including:

•	a common carrier crude oil gathering and transportation system in North Dakota and Montana (the “High Plains System”);

•	the Williston Gathering System, which consists of a crude oil and natural gas gathering system located in the Williston Basin, North Dakota;

•	the Uinta Basin Gathering System, which consists of natural gas gathering systems and compression assets located in northeastern Utah;

•	the Green River System, which consists of an integrated natural gas gathering and transportation system;

•	the Vermillion Gathering System, which consists of natural gas gathering and compression assets located in Southern Wyoming, northwest Colorado and northeast Utah;

•

a 78% equity method investment in Rendezvous Gas Services, L.L.C. (“Rendezvous Gas”), which transports natural gas to natural gas processing facilities, in our Blacks Fork facility, in Southern Wyoming;

•	a 50% equity method investment in Three Rivers Gathering L.L.C. (“Three Rivers Gathering”), which transports natural gas to our natural gas processing facilities, located in the Uinta Basin; and

•

a 38% equity method investment in Uintah Basin Field Services L.L.C. (“Uintah Basin Field Services”), which operates gathering pipeline and gas compression assets located in the southeastern Uinta Basin.

The following table details the average aggregate Mbpd and MMBtus of crude oil and natural gas, respectively, transported through our assets for the year ended December 31, 2015.

Crude oil transported (Mbpd):
Pipelines(a)	188
Trucking	38
Natural gas transported (thousands of MMBtu/d):
Pipelines	1,077

(a)	Also includes barrels that were gathered and then delivered into our High Plains Pipeline by truck.

High Plains System. We own and operate a common carrier crude oil gathering and transportation system consisting of approximately 1,020 miles of common carrier pipeline in North Dakota and Montana

(the “High Plains Pipeline”), which gathers and transports crude oil. The Partnership transports all of the crude oil processed at Tesoro’s North Dakota refinery via the High Plains System.

As part of our High Plains System, we own storage facilities in North Dakota for the Bakken region with tanks located in strategic areas of the basin, which provide our customers access to and from multiple pipelines and rail loading facilities in the area. The current commercial storage capacity is approximately 780,000 barrels as of December 31, 2015.

In addition, we own and operate a truck-based crude oil gathering operation. This operation uses a combination of proprietary and third-party trucks, all of which we dispatch and schedule. These trucks gather and transport crude oil from well sites or nearby collection points in the Bakken Region and deliver it to our High Plains Pipeline and third-party destinations. We charge per-barrel tariffs and service fees for picking up and transporting crude oil, for dispatching and scheduling proprietary and third-party trucks and for use of our field unloading tanks.

Williston Gathering System. The Williston Gathering System is a crude oil and natural gas gathering system located in the Williston Basin in McLean County, North Dakota. The Williston Gathering System is primarily supported by long-term, fee-based, crude oil and gas gathering agreements with minimum volume commitments. The crude oil gathering results of operations and volumes from this system are included in the amounts disclosed for the High Plains System.

Uinta Basin Gathering System. The Uinta Basin Gathering System consists of natural gas gathering systems and compression assets located in northeast Utah, which include approximately 602 miles of low-pressure gathering pipeline and 54,280 bhp of natural gas compression. We refer to these individual gas gathering systems collectively as the Uinta Basin Gathering System. The gathering system is primarily supported by acreage dedications and long-term, fee-based gathering agreements that contain annual inflation adjustment mechanisms and minimum volume commitments.

Green River System. The Green River System, located in western Wyoming, consists of three integrated assets: the Green River Gathering Assets, the assets owned by Rendezvous Gas and the Rendezvous Pipeline Company, LLC (“Rendezvous Pipeline”). In addition to gathering natural gas, the system also gathers crude oil production, transports the crude oil to an interstate pipeline interconnect, and gathers and handles produced and flowback water associated with well completion and production activities.

•

The Green River Gathering Assets are primarily supported by contracts that remain in effect as long as commercial production of hydrocarbons is ongoing (“Life-of-Reserves Contracts”) and long-term, fee-based gathering agreements with minimum volume commitments.

•

Rendezvous Gas is an equity method investment of TLLP of which we own a 78% interest. Rendezvous Gas was formed to own and operate the infrastructure that transports gas from certain fields to several re-delivery points, including natural gas processing facilities that are owned by TLLP or a third party.

•

Rendezvous Pipeline provides gas transportation services from the Blacks Fork processing complex in southwest Wyoming to an interconnect with the Kern River Pipeline. The capacity on the Rendezvous Pipeline system is contracted under long-term take or pay transportation contracts.

Vermillion Gathering System. The Vermillion Gathering System consists of gas gathering and compression assets located in southern Wyoming, northwest Colorado and northeast Utah. The Vermillion Gathering System is primarily supported by Life-of-Reserves Contracts and long-term, fee-based gas gathering agreements with minimum volume commitments.

Three Rivers Gathering System. Three Rivers Gathering is a joint venture between TLLP and Ute Energy, which was formed to transport natural gas gathered by Uintah Basin Field Services, an equity method investment in which we own a 50% fee interest, and other third-party volumes to gas processing facilities owned by us and third parties. The Three Rivers Gathering system is primarily supported by long-term, fee-based gas gathering agreements with minimum volume commitments.

Uintah Basin Field Services. Uintah Basin Field Services is a joint venture between QEP Field Services, LLC, Discovery Natural Resources LLC, and Ute Energy Midstream Holdings, LLC that was formed to allow the partners to jointly develop the natural gas gathering infrastructure within a defined area of mutual interest located in the southeastern Uinta Basin. The gathering system consists of approximately 96 miles of gathering pipeline and 2,370 bhp of gas compression and is operated by us. The gathering system is supported by long-term, fee-based gas gathering agreements that contain firm throughput commitments, which generate fees whether or not the capacity is used. The system is currently fully subscribed due to these firm commitments, but we believe we can easily expand this system by adding incremental compression or looping a portion of the existing pipeline. The gathering system has total throughput capacity of approximately 120 MMcf/d.

The following table provides information regarding the gathering assets by system as of December 31, 2015.

Gathering System	Products Handled	Length (miles)	Compression (bhp)
High Plains System	Crude Oil	1,020	—
Williston Gathering System	Natural gas	20	239
	Crude Oil	18	—
Uinta Basin Gathering System	Natural gas	602	54,280
Green River System
Green River Gathering Assets	Natural gas	366	49,131
	Crude oil	208	—
	Water	38	—
Rendezvous Gas	Natural gas	311	7,800
Rendezvous Pipeline	Natural gas	21	—
Vermillion Gathering System	Natural gas	480	25,562
Three Rivers Gathering	Natural gas	52	4,735
Uintah Basin Field Services	Natural gas	96	2,370

Total		3,232	144,117

Our natural gas operations are affected by seasonal weather conditions and certain access restrictions imposed by the Bureau of Land Management (“BLM”) on federal lands to protect migratory and breeding patterns of native species. During the winter months, our customers typically reduce drilling and completion activities due to adverse weather conditions, and access restrictions imposed by the BLM reduce our ability to complete expansion projects and connect to newly completed wells. We mitigate these seasonal risks through prudent planning and coordination with our customers to ensure expansion projects are completed prior to these periods, if located in an affected area. Condensate sales, however, tend to increase in the first quarter of each year, as the colder ground causes more condensates to fall out of the gas stream in our gathering system. We expect the impact of such seasonality to diminish as we expand our existing assets or acquire additional assets outside of the affected areas.

Processing

Our Processing segment consists of the Vermillion processing complex (“Vermillion Complex”), the Uinta Basin processing complex (“Uinta Basin Complex”), the Blacks Fork processing complex (“Blacks Fork Complex”) and the Emigrant Trail processing complex (“Emigrant Trail Complex”). Approximately 60-65% of our plant production is currently supported by long-term, fee-based processing agreements with minimum volume commitments. The following table outlines the locations of our processing and fractionation facilities and their respective asset type, facility type, throughput capacities and average daily throughput as of December 31, 2015.

Asset	Primary Location	Facility Type	Throughput Capacity(a)	Throughput(a)
Processing Complexes
Vermillion Complex	Southern Green River Basin	Cryogenic	57	57
Uinta Basin Complex	Uinta Basin	Cryogenic / Refrigeration	590	275
Blacks Fork Complex	Green River Basin	Cryogenic / Joule-Thomson	730	526
Emigrant Trail Complex	Green River Basin	Cryogenic	55	52

Total Processing			1,432	910

Fractionation Complex
Blacks Fork Complex	Green River Basin	Fractionator	15,000	2,931

Total Fractionation			15,000	2,931

(a)	Capacity and throughput is measured in MMcf/d for processing complexes and bpd for the fractionation complex.

Vermillion Complex. The Vermillion Complex, located in Sweetwater County, Wyoming, consists of two cryogenic processing trains. A portion of the natural gas volumes that we have gathered at the Vermillion Complex are made available to us pursuant to certain natural gas gathering agreements with several producer customers. The plant receives the majority of its gas from the Vermillion sub-basin in southern Wyoming and northwest Colorado.

Uinta Basin Complex. The Uinta Basin Complex, located in Uintah County, Utah, consists of five separate processing trains with raw gas inlet processing capacity. The complex receives the majority of its gas from various natural gas fields located in the Uinta Basin.

Blacks Fork Complex. The Blacks Fork Complex, located in Sweetwater and Uinta Counties, Wyoming, consists of three separate gas processing trains and a NGL fractionation facility. The complex receives the majority of its gas from various gas fields located in the Green River Basin of western Wyoming.

Emigrant Trail Complex. The Emigrant Trail Complex, located in Uinta County, Wyoming, consists of one cryogenic gas processing train. The complex receives the majority of its gas from various gas fields located in the Green River Basin of western Wyoming.

Terminalling and Transportation

We generate terminalling and transportation revenues by charging our customers fees for:

•	transferring refined products from terminals to trucks, barges and pipelines;

•	delivering crude oil and intermediate feedstocks from vessels to refineries and terminals;

•	transporting refined products;

•	unloading crude oil transported by unit train to Tesoro’s Washington refinery;

•	providing storage services;

•	providing ancillary services, ethanol blending and additive injection, and for barge loading or unloading fees; and

•	handling petroleum coke for Tesoro’s Los Angeles refinery.

Our refined products terminals are supplied by Tesoro-owned and third-party pipelines, trucks, and barges. Our marine terminals load and unload vessels, our rail car unloading facility receives crude oil transported on unit trains leased by Tesoro, and our petroleum coke facility handles and stores petroleum coke.

Terminalling

The tables below set forth the average daily terminalling or loading capacity and total average terminalling throughput for our crude oil and refined products terminals (in bpd) for the year ended December 31, 2015.

	Daily Available Terminalling Capacity	Throughput
Crude oil and refined products terminals:
California Marine Terminals	795,000	456,497
California Terminals and Storage Facilities	707,600	270,855
Idaho Terminals	50,000	43,575
Utah Terminal	82,000	40,337
Washington Terminals and Storage Facilities	120,500	80,820
North Dakota Terminal	28,500	21,983
Alaska Terminals and Storage Facilities	66,500	20,631

Total Crude Oil and Refined Products	1,850,100	934,698

The following table outlines the locations and types of products handled by our crude oil and refined products terminals and storage facilities including their storage capacities (in shell barrels) as of December 31, 2015.

Terminal Location	Products Handled	Total Storage Capacity(a)	Dedicated Storage(b)
California Marine Terminals	Crude Oil; Intermediate Feedstocks; Gasoline; Diesel; Jet Fuel	2,735,311	1,996,000
California Terminals and Storage Facilities	Crude Oil; Diesel; Intermediate Feedstocks; Gasoline; Gasoline Blendstocks; Jet Fuel; Light Ends; NGLs	13,791,378	11,446,000
Idaho	Gasoline; Diesel; Jet Fuel	878,260	—
Utah	Gasoline; Diesel; Jet Fuel; Crude Oil Storage; Truck Unloading	895,000	878,000
Washington	Gasoline; Diesel; NGLs	2,373,784	1,540,000
Alaska	Gasoline; Diesel; Jet Fuel; Aviation Gasoline	4,582,724	—

Total Crude Oil and Refined Products		25,256,457	15,860,000

(a)	Includes storage capacity for refined products and ethanol only; excludes additive storage for gasoline and diesel.

(b)	Represents dedicated portion of total storage capacity for which we charge a per barrel monthly fee based on storage capacity.

California Marine Terminals. The California marine terminals consist of four marine terminals and a marine storage facility that support Tesoro’s Los Angeles refinery, Tesoro’s Martinez refinery and third parties. One of the marine terminals is currently subleased from Tesoro pursuant to a master lease between Tesoro and the City of Long Beach, which expires in 2032. One of these marine terminals, Berth 121, is capable of handling a two million barrel capacity very large crude carrier. The other marine terminal, Terminal 2, is comprised of a two-vessel berth dock and is adjacent to our Terminal 3 storage facility. Tesoro currently leases a portion of Berth 121 from the City of Long Beach under a lease that expires in 2023 and a portion of Terminal 2, which is currently under a month-to-month lease while negotiations are underway to provide a long term lease. Until the effectiveness of the subleases between Tesoro and TLLP for these properties, TLLP is operating the assets pursuant to the Berth 121 Operating Agreement and the Terminals 2 and 3 Operating Agreement.

The Martinez Crude Oil Marine Terminal is located near Tesoro’s Martinez refinery and consists of a single-berth dock, storage tanks and related pipelines that receive crude oil from vessels for delivery to Tesoro’s refinery and a third-party terminal. The single-berth dock and related leasehold improvements are situated on an offshore parcel of land that is currently being leased by Tesoro from the California State Lands Commission under a term lease. The lease will be legally transferred to TLLP upon renewal and approval from the California State Lands Commission. We are currently operating these assets under the terms of the Amorco Marine Terminal Use and Throughput Agreement entered into in April 2012. On November 21, 2016, we entered into an agreement to purchase from Tesoro certain terminalling and storage assets located in Martinez, California, as well as all associated easements, permits and licenses. See

“—Recent Developments—Northern California Terminalling and Storage Assets Purchase” for additional information.

California Terminals and Storage Facilities. We own and operate ten terminals in Southern California, including three storage facilities. We operate a refined products terminal in Stockton, which we lease from the Port of Stockton under a five-year lease expiring in 2019 that can be extended for up to two additional five-year terms. We own and operate a terminal located at Tesoro’s Martinez refinery that includes a three-lane, refined products truck rack, a two-lane, NGL truck facility and an NGL rail loading and unloading facility. The Martinez terminal receives refined products via pipelines from the Martinez refinery, some of which we blend with renewable fuels before delivery. On November 12, 2015, we purchased the LA Storage and Handling Assets from Tesoro.

Idaho Terminals. We own and operate three terminals in Idaho, which include terminals located in Boise, Pocatello and Burley, acquired on June 19, 2013, in the Northwest Products System Acquisition. Refined products received at the Idaho terminals are distributed by Tesoro and third parties through the truck loading racks.

Utah Terminal. We own and operate a refined products terminal adjacent to Tesoro’s Utah refinery. The Salt Lake City terminal has the ability to receive refined products directly from the refinery via pipeline. Refined products received and ethanol blended into gasoline at this terminal are sold locally and regionally by Tesoro and third parties through our five-bay truck loading rack. We own and operate a crude oil truck terminal that allows us to receive approximately 12 Mbpd of black wax crude oil for Tesoro’s use in its Utah refinery. We also own and operate a crude oil and refined products storage facility in Salt Lake City with 878,000 barrels of storage capacity. The storage tanks are connected to Tesoro’s Utah refinery through our four interconnecting pipelines, but are not directly connected to our Salt Lake City terminal. The storage facility supplies crude oil to Tesoro’s Utah refinery and receives refined and intermediate products from the refinery.

Washington Terminals and Storage Facilities. Our Washington terminals consist of three terminals located in Vancouver, Pasco and Anacortes. The Vancouver terminal is leased from the Port of Vancouver under a 10-year lease expiring in 2016, with two 10-year renewal options. We receive gasoline and distillates at this terminal from Tesoro’s Washington refinery through a third-party common carrier pipeline. We also have access to a marine dock owned by the Port of Vancouver under a non-preferential berthing agreement, which allows us to receive gasoline and distillates from Tesoro’s Washington refinery and third-party sources through barge deliveries and to transport those refined products to the terminal on proprietary interconnecting pipelines. Refined products received at this terminal are sold locally by Tesoro and others through our two-bay truck loading rack or through barges loaded at the Port of Vancouver dock.

Our owned and operated Pasco terminal is supplied with refined products from our Northwest Products Pipeline and can receive refined products delivered by barge via the Columbia River. The refined products received by the terminal can be delivered to Spokane, Washington via the Northwest Products Pipeline or distributed via truck from its four-bay truck rack.

The Anacortes terminal consists of a two-lane, refined products truck rack, a two-lane NGL truck rack, an NGL rail loading and unloading facility, and four crude and heavy oil storage tanks with a shell capacity of approximately 1,500,000 barrels, all located at Tesoro’s Anacortes refinery. In addition, during 2015, a new truck rack at the Anacortes terminal was completed, which has a capacity of 20 Mbpd. The Anacortes terminal is included in the real property leased under the agreement with Tesoro for the Anacortes Rail Facility, discussed below.

The Anacortes Rail Facility in Washington includes a four-track unloading platform with two receiving and two departing tracks capable of handling a 100-car unit train and two additional short track spurs. The facility, which was placed in service in September 2012, has a permitted capacity to unload up to an annual average of 50 Mbpd of crude oil to Tesoro’s Washington refinery. We entered into an agreement with Tesoro to lease its real property at the Anacortes Rail Facility for a term of ninety-nine years in connection with the Anacortes Rail Facility Acquisition.

North Dakota Terminal. We own and operate a refined products terminal located at Tesoro’s North Dakota refinery in Mandan. The terminal receives product directly from Tesoro’s North Dakota refinery.

Alaska Terminals and Storage Facilities. Our Alaska terminals consist of two terminals located in Anchorage and Nikiski. The Anchorage terminal is located on property at two adjacent leaseholds within the Port of Anchorage. A portion of the terminal is on land that is leased by Tesoro from the Alaska Railroad Corporation through December 31, 2016. Tesoro may renew the lease for up to two additional five-year terms. We sublease this portion of the terminal from Tesoro under the same expiration and renewal terms. The remainder of the terminal is on land that we lease from the Municipality of Anchorage through November 1, 2035. We may renew the lease for up to two additional five-year terms. This terminal has the ability to receive refined products from Tesoro’s Alaska refinery through our state-regulated common carrier pipeline acquired in the West Coast Logistics Assets Acquisition and from marine vessels through the Port of Anchorage. The terminal also has a rail rack that is leased to a third party. It can hold and unload ten rail cars and is connected to a pipeline that runs to a neighboring third-party jet fuel storage facility. Refined products received at the terminals are sold locally by Tesoro and others through two separate two-bay truck loading racks, through third-party barges loaded at a Port of Anchorage dock or through pipelines to a third-party storage facility. The Nikiski terminal includes a two-lane truck rack, and six storage tanks with approximately 212,000 barrels of storage capacity. The terminal is supplied with refined products by a direct pipeline from Tesoro’s Kenai refinery. On July 1, 2016, we entered into an agreement to purchase from Tesoro certain terminalling and storage assets located in Kenai and Anchorage. See “—Recent Developments—Alaska Storage and Terminalling Assets Purchase” for additional information.

Carson California Petroleum Coke Handling and Storage Facility. We operate a coke handling and storage facility adjacent to Tesoro’s Los Angeles refinery. The Partnership acquired the coke handling and storage facility from Tesoro in the Los Angeles Logistics Assets Acquisition. Tesoro has committed to throughput 2,600 metric tons per day of petroleum coke at this facility. We lease the facility to Tesoro under an agreement that expires in 2024 and can be renewed by Tesoro for six renewal terms of ten years each.

Transportation

We own and operate the Northwest Products Pipeline, a 760-mile long common carrier refined products pipeline that is the primary transportation option from Salt Lake City to Idaho and eastern Washington, an approximately 70-mile long refined products pipeline connecting Tesoro’s Kenai refinery to Anchorage, Alaska and approximately 160-miles of pipeline in our southern California transportation pipeline system. We also own a number of proprietary pipelines in Salt Lake City and Los Angeles that transport a number of products between various facilities, including Tesoro’s refineries, and other owned and third-party terminals and pipelines. The table below sets forth the total average throughput for transportation services on our crude oil and refined products pipelines for the year ended December 31, 2015.

Transportation volumes (Mbpd):
Tesoro	754
Third parties	71

Total	825

Commercial Agreements

Tesoro

Tesoro accounted for $615 million, or 55%, of our total revenues in the year ended December 31, 2015. No revenue was recorded by the Predecessors for transactions with Tesoro in the Terminalling and Transportation segment prior to the Acquisitions from Tesoro, with the exception of regulatory tariffs charged to Tesoro for 2014 and prior, and the expenses recognized were not material.

We process gas for certain producers under “keep-whole” processing agreements. Under a “keep-whole” agreement, a producer transfers title to the NGLs produced during gas processing, and the processor, in exchange, delivers to the producer natural gas with a BTU content equivalent to the NGLs removed. See Note 3 to our combined consolidated financial statements incorporated by reference herein for additional information on our “keep-whole” agreements.

We have various long-term, fee-based commercial agreements with Tesoro, under which we provide pipeline transportation, trucking, terminal distribution, storage services and coke handling services to Tesoro. See Note 3 to our combined consolidated financial statements incorporated by reference herein for additional information on our commercial agreements.

Third-Parties

Third-party agreements accounted for $497 million, or 45%, of our total revenues for the year ended December 31, 2015. Of this, approximately $270 million is under committed arrangements in which we provide gathering, processing, pipeline transportation, terminal distribution and storage services.

Recent Developments

Alaska Storage and Terminalling Assets Purchase

On July 1, 2016, we entered into an agreement with Tesoro, our general partner, Tesoro Logistics Operations LLC and Tesoro Alaska Company LLC (“TAC”), pursuant to which TAC agreed to contribute to Tesoro Logistics Operations LLC certain terminalling and storage assets for total consideration of $444 million (the “Alaska Storage and Terminalling Assets Purchase”). The terminalling and storage assets (the “Alaska Storage and Terminalling Assets”) include:

•	tankage with a shell capacity of approximately 3.5 million barrels located at TAC’s refinery in Kenai, Alaska, related equipment and ancillary facilities used in the operation thereof;

•

all of TAC’s limited liability company interests in Tesoro Alaska Terminals LLC, a wholly-owned subsidiary of TAC, which owns (i) a bulk tank farm and terminal facility located at the Port of Anchorage in Anchorage, Alaska with 580 thousand barrels of in-service storage capacity for refined products, a truck rack and a rail-loading facility, and (ii) a terminal facility located at the Fairbanks International Airport in Fairbanks, Alaska, with 22.5 thousand barrels of in-service capacity for refined products and a truck rack; and

•	certain related assets used in connection with the foregoing assets.

The Alaska Storage and Terminalling Assets Purchase was completed in two stages. The first stage was completed on July 1, 2016 and the consideration was comprised of approximately $240 million in cash, financed with borrowings under the Dropdown Credit Facility, and the issuance of equity securities with a combined fair value of $26 million. The equity was comprised of 162,375 general partner units and 390,282 common units. The second stage was completed on September 16, 2016 and the consideration was comprised of approximately $160 million in cash, financed with borrowings under the Dropdown Credit Facility, and the issuance of equity securities with a combined fair value of $18 million. The equity was comprised of 20,440 general partner units and 358,712 common units. We intend to use a portion of the proceeds of this offering to repay the borrowings under the Dropdown Credit Facility that were used to fund a portion of the Alaska Storage and Terminalling Assets Purchase.

In connection with the Alaska Storage and Terminalling Assets Purchase, we entered into certain commercial agreements with Tesoro, TAC, our general partner, Tesoro Refining & Marketing Company LLC (“TRMC”) and Tesoro Logistics Operations LLC, as applicable. For more information, see “Item 1.01—Entry into a Material Definitive Agreement” in our Form 8-K filed on July 7, 2016, as incorporated herein by reference.

Northern California Terminalling and Storage Assets Purchase

On November 21, 2016, we entered into an agreement with Tesoro, TRMC, our general partner, and Tesoro Logistics Operations LLC, pursuant to which TRMC agreed to contribute to Tesoro Logistics Operations LLC certain terminalling and storage assets located in Martinez, California (the “Northern California Terminalling and Storage Assets Purchase”) for total consideration of $400 million, comprised of $360 million in cash financed with borrowings under the Dropdown Credit Facility, and the issuance of equity securities with a fair value of approximately $40 million. The equity was comprised of 17,570 general partner units and 860,933 common units. We intend to use a portion of the proceeds of this offering to repay the borrowings under the Dropdown Credit Facility that were used to fund a portion of the Northern California Terminalling and Storage Assets Purchase.

The terminalling and storage assets include:

•

tankage with a shell capacity of approximately 2.6 million barrels of crude oil and other feedstock storage and approximately 2.9 million barrels of refined product storage located at TRMC’s refinery near Martinez in Contra Costa County, California (the “Martinez Refinery”), together with all related equipment and ancillary facilities used for the operation thereof (the “Tankage”);

•

the assets (the “Avon Marine Terminal Assets”) located at the Avon marine terminal facility, a single berth dock that serves as the main shipping and receiving point for the Martinez Refinery for the transfer of waterborne non-crude feedstocks, is the principal outbound marine delivery point for refined products and is directly connected to the refined products tankage located at the Martinez Refinery (the “Avon Marine Terminal”); and

•	the pipelines, causeway and ancillary equipment that connect tract 3 of the Tankage to the Avon Marine Terminal, as well as all associated easements, permits and licenses (the “Avon Wharf Pipeway”).

With respect to the Avon Marine Terminal Assets, Tesoro Logistics Operations LLC entered into an operating agreement that is intended to be treated as a contribution of the Avon Marine Terminal Assets (including all economic benefits and burdens relating to those assets) as of the closing date on November 21,

2016. Transfer of the title to the Avon Marine Terminal Assets will be completed for no additional consideration after (i) the obtaining of a certificate of financial responsibility from the California Department of Fish and Game with respect to the sublease of the Avon Marine Terminal from TRMC to Tesoro Logistics Operations LLC and (ii) the completion of certain renovation projects at the Avon Marine Terminal. If, however, Tesoro Logistics Operations LLC receives the certificate of financial responsibility before the renovations are complete, it may require that TRMC cause the conveyance of the Avon Marine Terminal Assets to Tesoro Logistics Operations LLC and that TRMC sign certain agreements with Tesoro Logistics Operations LLC related thereto.

In connection with the Northern California Terminalling and Storage Assets Purchase, we entered into certain commercial agreements with Tesoro, TRMC, our general partner and Tesoro Logistics Operations LLC, as applicable. For more information, see “Item 1.01—Entry into a Material Definitive Agreement—Martinez Logistics Assets” in our Form 8-K filed on November 21, 2016, as incorporated herein by reference.

We refer to (i) the Northern California Terminalling and Storage Assets Purchase and the issuance of equity and borrowings under the Dropdown Credit Facility to fund such acquisition, (ii) the offering of the notes hereby and the use of proceeds therefrom to repay amounts outstanding under the Dropdown Credit Facility as described under “Use of Proceeds” and (iii) the payment of estimated fees and expenses in connection with this offering collectively as the “Notes Transactions.”

North Dakota Gathering and Processing Assets Acquisition

Effective November 21, 2016, QEP Field Services, LLC, our subsidiary, entered into (i) a purchase and sale agreement with Whiting Oil & Gas Corporation (“Whiting”) and GBK Investments, L.L.C. (“GBK”) for the purchase of certain gas processing and gathering facilities located in Mountrail County, North Dakota and owned by Whiting and GBK (the “Robinson Lake Purchase Agreement”); (ii) a purchase and sale agreement with Whiting and WBI Energy Midstream, LLC (“WBI”), an MDU Resources Group company, for the purchase of certain natural gas processing and oil and gas gathering facilities located in Billings, Dunn and Stark Counties, North Dakota and owned by Whiting and WBI (the “Belfield Purchase Agreement”); and (iii) a purchase and sale agreement with Whiting for the purchase of certain water gathering facilities located in Billings, Dunn and Stark Counties, North Dakota and owned by Whiting (the “Belfield Water Purchase Agreement” and together with the Robinson Lake Purchase Agreement and the Belfield Purchase Agreement, the “Whiting Purchase Agreements”). We refer to the purchase of the assets pursuant to the Whiting Purchase Agreements as the “North Dakota Gathering and Processing Assets Acquisition.”

The purchase price for the assets purchased under the Robinson Lake Purchase Agreement is $450 million, the purchase price for the assets purchased under the Belfield Purchase Agreement is $200 million and the purchase price for the assets purchase under the Belfield Water Purchase Agreement is $50 million. The aggregate purchase price under the Whiting Purchase Agreements is $700 million. Each purchase price is subject to typical adjustments under the applicable Whiting Purchase Agreement, including adjustments for inventory values and for the appropriate allocation of property costs and revenues. QEP Field Services, LLC paid a deposit under each Whiting Purchase Agreement equal to $22.5 million under the Robinson Lake Purchase Agreement, $8 million under the Belfield Purchase Agreement and $2 million under the Belfield Water Purchase Agreement, for a total deposit of $32.5 million. Each deposit may be retained by the sellers under the applicable Whiting Purchase Agreement upon certain termination events thereunder prior to the closing thereof.

The North Dakota Gathering and Processing Assets Acquisition is expected to close in the first quarter of 2017 and is subject to customary closing conditions, including regulatory approvals. We currently expect to fund the North Dakota Gathering and Processing Assets Acquisition with $223 million of borrowings under the Revolving Credit Facility and $477 million of cash on hand, which sources of funds are subject to change prior to the closing of such acquisition. We refer to such transactions as the “Subsequent Transactions” and we refer to the Notes Transactions and the Subsequent Transactions collectively as the “Transactions.”

The closing of this offering is not conditioned upon the closing of the Subsequent Transactions, and the closing of the Subsequent Transactions is not conditioned upon the closing of this offering. There can be no assurance that the Subsequent Transactions will be consummated. See “Capitalization.”

Summary Organizational Structure

The following simplified diagram depicts our organizational structure, equity ownership and indebtedness as of September 30, 2016, after giving effect to the Transactions. This diagram is provided for illustrative purposes only and does not show all legal entities or obligations of such entities.

(a)	As of September 30, 2016, (i) as adjusted for Notes Transactions, we would have had $10 million of borrowings and no letters of credit outstanding under the Credit Facilities, resulting in total unused credit availability of $1,590 million and (ii) as further adjusted for the Subsequent Transactions, we would have had $233 million of borrowings and no letters of credit outstanding under the Credit Facilities, resulting in total unused credit availability of $1,367 million.

(b)	The notes will be jointly and severally guaranteed on a senior unsecured basis by all of our domestic, wholly-owned subsidiaries (except for Tesoro Logistics Finance Corp. (“Finance Corp.”)).

(c)	Finance Corp., the co-issuer of the notes and the Existing Notes, is a direct, wholly-owned subsidiary of TLLP and carries on no independent business other than acting as a co-issuer of the notes and the Existing Notes, and is a guarantor under our Credit Facilities.

Principal Executive Offices and Internet Address

Our principal executive offices are located at 19100 Ridgewood Parkway, San Antonio, Texas 78259-1828, and our telephone number is (210) 626-6000. Our website is located at www.tesorologistics.com. The information on or accessible through our website is not part of this prospectus, and you should rely only on information contained in or incorporated by reference herein when making an investment decision. See “Incorporation by Reference.”

The Offering

The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to “Description of Notes.”

Issuers	Tesoro Logistics LP and Tesoro Logistics Finance Corp.

Finance Corp., a Delaware corporation, is a wholly owned subsidiary of TLLP that has been organized for the sole purpose of being a co-issuer of the Existing Notes and the notes and a guarantor of certain of our other indebtedness. Finance Corp. has no operations and no revenue other than as may be incidental to its activities as co-issuer of the Existing Notes and the notes and a guarantor of our other indebtedness.

Securities Offered	$750 million aggregate principal amount of % Senior Notes due 2025.

Maturity	The notes will mature on January , 2025.

Interest Payment Dates	January and July of each year, commencing July , 2017.

Optional Redemption	At any time prior to January , 2020, we may redeem up to 35% of the notes with an amount not to exceed the net cash proceeds of certain equity offerings at the redemption price set forth under “Description of Notes—Optional Redemption.” At any time prior to January , 2021, we may redeem the notes, in whole or in part, at a “make-whole” redemption price, plus accrued and unpaid interest, if any, to the date of redemption. On and after January , 2021, we may redeem the notes, in whole or in part, at the redemption prices set forth under “Description of Notes—Optional Redemption.”

Ranking	The notes will be our general unsecured senior obligations. Accordingly, they will rank:

•	senior in right of payment to any future subordinated indebtedness we may incur;

•	equal in right of payment to all of our existing and future senior indebtedness, including amounts outstanding under the Credit Facilities and the Existing Notes;

•	structurally subordinate to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us); and

•

effectively subordinate to all of our existing and future secured indebtedness, including amounts outstanding under the Credit Facilities, to the extent of the value of the assets securing such indebtedness.

As of September 30, 2016, (i) as adjusted for the Notes Transactions, we would have had $10 million of borrowings and no letters of credit outstanding under the Credit Facilities, resulting in total unused credit availability of $1,590 million, all of which would be secured indebtedness and (ii) as further adjusted for the Subsequent Transactions, we would have had $233 million of borrowings and no letters of credit outstanding under the Credit Facilities, resulting in total unused credit availability of $1,367 million, all of which would be secured indebtedness.

Guarantees	Each subsidiary guarantee will rank:

•	senior in right of payment to any future subordinated indebtedness such guarantor subsidiary may incur;

•	equal in right of payment to all existing and future senior indebtedness of such guarantor subsidiary, including its guarantees of indebtedness under the Credit Facilities and the Existing Notes;

•	structurally subordinate to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries; and

•

effectively subordinate to all existing and future secured indebtedness of such guarantor subsidiary, including its guarantee of indebtedness under the Credit Facilities, in each case to the extent of the value of the assets securing such indebtedness.

Any guarantee of the notes will be released in the event such guarantee is released under the Credit Facilities and the Existing Notes.

The notes will be jointly and severally guaranteed on a senior unsecured basis by all of our domestic, wholly-owned subsidiaries (except for Finance Corp.).

Covenants	We will issue the notes under an indenture with U.S. Bank National Association, as trustee. The indenture for the notes will contain, covenants that, among other things, will restrict our ability and the ability of our restricted subsidiaries to:

•	make investments;

•	incur additional indebtedness or issue preferred units;

•	pay dividends or make distributions on units or redeem or repurchase our subordinated debt;

•	create liens;

•	incur dividend or other payment restrictions affecting subsidiaries;

•	sell assets;

•	merge or consolidate with other entities; and

•	enter into transactions with affiliates.

These covenants are subject to important exceptions and qualifications. In addition, many of the covenants will terminate before the notes mature if either Moody’s or Standard & Poor’s assigns the notes an investment grade rating in the future and no events of default exist under the indenture. Any covenants that cease to apply to us as a result of achieving an investment grade rating will not be restored, even if the credit rating assigned to the notes later falls below an investment grade rating. See “Description of Notes— Certain Covenants—Covenant Termination.”

Mandatory Offer to Repurchase	If a Change of Control Triggering Event occurs, we must offer to repurchase the notes at a redemption price equal to 101% (or such higher amount, as we may determine) of the principal amount thereof plus any accrued and unpaid interest. See “Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”

Global Notes	The notes will be evidenced by one or more global notes deposited with the trustee as a custodian for DTC. The global notes will be registered in the name of Cede & Co., as DTC’s nominee.

No Public Market	The notes are new securities for which there is currently no established trading market. The underwriters have advised us that they presently intend to make a market in the notes. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Use of Proceeds	We intend to use the gross proceeds of the offering of the notes to repay amounts outstanding under the Dropdown Credit Facility, which amounts were used to fund (a) a portion of the consideration for the Alaska Storage and Terminalling Assets Purchase and (b) a portion of the consideration for the Northern California Terminalling and Storage Assets Purchase.

Risk Factors	You should carefully consider the information set forth herein under “Risk Factors” and the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015, and the other information included or incorporated by reference in this prospectus in deciding whether to invest in the notes.

Summary Historical Combined Consolidated Financial and Operating Data

The following table shows summary historical combined consolidated financial and operating data for the Partnership for the periods and as of the dates presented. The summary historical combined consolidated financial and operating data contain the consolidated financial results of the Partnership as of December 31, 2014 and 2015, for the years ended December 31, 2013, 2014 and 2015 and as of and for the nine months ended September 30, 2015 and 2016. The combined consolidated financial data as of December 31, 2014 and 2015 and for the years ended December 31, 2013, 2014 and 2015 were derived from our audited combined consolidated financial statements incorporated by reference into this prospectus. The combined consolidated financial data as of and for the nine months ended September 30, 2015 and 2016 were derived from our unaudited condensed combined consolidated financial statements incorporated by reference into this prospectus. In the opinion of our management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the unaudited financial data as of and for the nine months ended September 30, 2015 and 2016 have been reflected therein. However, operating results for interim periods are not necessarily indicative of the results that may be expected for the entire fiscal year.

During 2013, 2014, 2015 and the nine month period ended September 30, 2016, we entered into the Acquisitions from Tesoro, which were transfers between entities under common control. As an entity under common control with Tesoro, we record the assets that we acquire from Tesoro on our consolidated balance sheet at Tesoro’s historical basis instead of fair value. Transfers of businesses between entities under common control are accounted for as if the transfer occurred at the beginning of the period, and prior periods are retrospectively adjusted to furnish comparative information. Accordingly, the accompanying financial statements and related notes of TLLP have been retrospectively adjusted to include the historical results of the assets acquired in the Acquisitions from Tesoro prior to the effective date of each acquisition. Also, there was no financial statement impact related to the Los Angeles Terminal Assets since they were not operated by Tesoro prior to their acquisition by TLLP. See Note 2 to our audited combined consolidated financial statements, incorporated by reference into this prospectus, for additional information regarding the 2015, 2014 and 2013 acquisitions and the acquisition in the nine month period ended September 30, 2016.

There are differences in the way our Predecessors recorded revenues and the way the Partnership records revenues following the Acquisitions from Tesoro. The assets that we acquire from Tesoro have historically been a part of the integrated operations of Tesoro, and our Predecessors generally recognized only the costs and did not record revenue for transactions with Tesoro. Accordingly, the revenues in our Predecessors’ historical combined financial statements relate only to amounts received from third parties for these services and amounts received from Tesoro with respect to transportation regulated by the Regulatory Commission of Alaska (“RCA”). For this reason, as well as the other factors described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy and Overview—Factors Affecting the Comparability of Our Financial Results” in our first Form 8-K filed on November 29, 2016, as incorporated herein by reference, our results of operations may not be comparable to our Predecessors’ historical results.

Historical adjustments for the Northwest Products System Acquisition are based on the statements of revenues and direct operating expenses of the Northwest Products System and were prepared from the historical accounting records of Chevron Pipe Line Company through June 19, 2013, the date of the Northwest Products System Acquisition. The Northwest Products System represents a portion of the operations of both Chevron Pipe Line Company and Northwest Terminalling Company and therefore is not a stand-alone legal entity. Accordingly, historical financial statements in accordance with U.S. GAAP have not previously been prepared, nor is it practicable to prepare separate, historical financial statements for the

Northwest Products System. The statements of revenues and direct operating expenses vary from a complete income statement prepared in accordance with U.S. GAAP because they exclude indirect expenses, such as certain general and administrative expenses, interest expense, depreciation and amortization, income taxes and the allocation of corporate overhead costs. Therefore, the results set forth in the statements of revenues and direct operating expenses may not be representative of future operations.

The following table should be read together with, and is qualified in its entirety by reference to, the historical combined consolidated financial statements and the accompanying notes from each of our Form 8-Ks filed on November 29, 2016 and our September 30 Quarterly Report, each as incorporated herein by reference. The table should also be read together with “Use of Proceeds” included elsewhere in this prospectus, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from each of our Form 8-Ks filed on November 29, 2016 and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our September 30 Quarterly Report.

	Years Ended December 31,			Nine Months Ended September 30,
	2015(a)	2014(a)	2013(a)	2016(a)	2015(a)
	(In millions, except ratio, Mbpd and per barrel data)
Statement of Operations Data:
Revenues:
Gathering	$339	$135	$90	$255	$253
Processing	278	23	—	208	205
Terminalling and Transportation(b)	495	442	223	438	362

Total revenues	1,112	600	313	901	820

Costs and Expenses:
Operating expenses(c)	415	270	176	313	294
General and administrative expenses	102	74	32	70	81
Depreciation and amortization expenses	180	79	48	134	133
(Gain) loss on asset disposals and impairments	1	(4)	—	3	—

Total Costs and Expenses	698	419	256	520	508

Operating Income	414	181	57	381	312
Interest and financing costs, net	(150)	(109)	(39)	(138)	(112)
Equity in earnings of equity method investments	7	1	—	10	6
Other income, net(d)	—	—	—	6	—

Net Earnings	$270	$73	$18	$259	$206

Balance Sheet Data (at period end):
Property, Plant and Equipment, Net	$3,467	$3,360	$1,448	$3,129	$3,487
Total Assets	4,909	4,819	1,560	5,319	4,906
Total Liabilities, excluding debt	271	336	99	274	319
Total Debt, net of unamortized issuance costs	2,844	2,544	1,141	3,382	2,569

	Years Ended December 31,			Nine Months Ended September 30,
	2015(a)	2014(a)	2013(a)	2016(a)	2015(a)
	(In millions, except ratio, Mbpd and per barrel data)
Cash Flow Data:
Cash Flows From (Used In):
Operating activities	$455	$162	$82	$425	$348
Investing activities	(317)	(2,673)	(394)	(166)	(243)
Financing activities	(141)	2,507	316	222	(113)

Increase (decrease) in cash and cash equivalents	$(3)	$(4)	$4	$481	$(8)

Other Financial Data:
Ratio of earnings to fixed charges(e)	2.6x	1.6x	1.4x	2.8x	2.6x
Pro forma ratio of earnings to fixed charges(f)	2.3x			2.5x
EBITDA(g)	$601	$261	$105	$531	$451
Distributable Cash Flow(g)	422	220	126	401	316
Pro Forma Distributable Cash Flow(g)	458	219	126	401	352
Distributions to unitholders	558	426	1,231	729	221
Distributions to noncontrolling interest	22	—	—	—	20
Capital Expenditures:
Growth(h)	$243	$200	$63	$89	$200
Maintenance(i)	53	50	23	36	37

Total Capital Expenditures	$296	$250	$86	$125	$237

Operating Information:
Gathering segment:
Gas gathering volumes (thousands of MMBtu/d)(j)	1,077	1,046	—	881	1,069
Average gas gathering revenue (per MMBtu)(j)(k)	$0.43	$0.41	$—	$0.51	$0.44
Crude oil gathering pipeline throughput (Mbpd)	188	123	86	210	182
Average crude oil gathering pipeline revenue per barrel(k)	$1.79	$1.46	$1.27	$1.73	$1.77
Crude oil gathering trucking (Mbpd)	38	49	44	30	42
Average crude oil gathering trucking revenue per barrel(k)	$3.25	$3.23	$3.10	$3.26	$3.24
Processing segment:
NGLs processing volumes (Mbpd)	8	7	—	7	8
Average “keep-whole” fee per barrel of NGLs	$34.46	$35.51	$—	$36.58	$34.26
Fee-based processing volumes (thousands of MMBtu/d)	743	693	—	648	742
Average fee-based processing revenue per MMBtu(k)	$0.39	$0.30	$—	$0.45	$0.40
Terminalling and Transportation segment:
Terminalling throughput (Mbpd)	935	917	739	998	932
Average terminalling revenue per barrel(k)	$1.11	$1.00	$0.69	$1.27	$1.08
Pipeline transportation throughput (Mbpd)	825	822	205	866	819
Average pipeline transportation revenue per barrel(k)	$0.39	$0.36	$0.52	$0.39	$0.39

(a)	Includes the historical results related to the Partnership and Predecessors for the years ended December 31, 2015, 2014 and 2013 and the nine months ended September 30, 2016 and 2015, respectively.

(b)	Our Predecessors did not record revenues for transactions with Tesoro in the Terminalling and Transportation segment for assets acquired from Tesoro for the periods presented prior to the effective date of each acquisition with the exception of the RCA tariffs charged to Tesoro on the refined products pipeline included in the West Coast Logistics Assets Acquisition.

(c)	Operating expenses include net imbalance settlement gains of $8 million, $17 million and $8 million for the years ended December 31, 2015, 2014 and 2013, respectively, and $5 million and $4 million for the nine months ended September 30, 2016 and 2015, respectively. Also includes reimbursements from Tesoro primarily related to pressure testing and repairs and maintenance costs, pursuant to the Third Amended and Restated Omnibus Agreement, dated July 1, 2014, and the Carson Assets Indemnity Agreement, dated December 6, 2013, of $34 million, $26 million and $4 million in the years ended December 31, 2015, 2014 and 2013, respectively, and $12 million and $25 million for the nine months ended September 30, 2016 and 2015, respectively.

(d)	Includes a $6 million gain recognized on settlement of the Questar Gas Company litigation, related to the dispute on the annual calculation of the natural gas gathering rate in March 2016 further discussed at Note 6 of our condensed combined consolidated financial statements included in our September 30 Quarterly Report.

(e)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of pretax income from operations less undistributed equity in earnings plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest.

(f)	Adjusted to give effect to this offering and the use of proceeds therefrom as described under “Use of Proceeds,” assuming this offering had been completed on January 1, 2015. The pro forma ratio of earnings to fixed charges does not necessarily represent what the actual ratio of earnings to fixed charges would have been had those transactions occurred on the date assumed.

(g)	See “Non-GAAP Financial Measures” for definitions and reconciliation.

(h)	Growth capital expenditures include expenditures to purchase or construct new assets and to expand existing facilities or services that may increase throughput capacity on our pipelines, in our terminals and at our processing facilities, increase storage capacity, increase well connections and compression as well as other services at our facilities.

(i)	Maintenance capital expenditures include expenditures required to maintain equipment reliability and integrity and to ensure regulatory compliance.

(j)

Prior to the deconsolidation of the Rendezvous Gas as of January 1, 2016, fees paid by us to Rendezvous Gas were eliminated upon consolidation and third-party transactions, including revenue and throughput volumes, were included in our results of operations. Third party volumes associated with Rendezvous Gas, included in gas gathering volume for the years ended December 31, 2015 and 2014 as well as the nine months ended September 30, 2015, were 141 thousand MMBtu/d, 148 thousand MMBtu/d, and 145 thousand MMBtu/d, respectively. Rendezvous Gas had third party gas gathering volumes of 145 thousand MMBtu/d for the nine months ended September 30, 2015.

These volumes are no longer included in our operational data for the nine months ended September 30, 2016.

(k)	We calculate average revenue per barrel as revenue divided by total throughput (barrels). We calculate average revenue per MMBtu as revenue divided by total throughput (MMBtu). We calculate average keep-whole fee per barrel as revenue divided by total throughput (barrels).

Non-GAAP Financial Measures

As a supplement to our financial information presented in accordance with U.S. GAAP, our management uses certain “non-GAAP” measures to analyze our results of operations, assess internal performance against budgeted and forecasted amounts and evaluate future impacts to our financial performance as a result of capital investments, acquisitions, divestitures and other strategic projects.

During the second quarter of 2016, management revised its internal and external use of non-GAAP measures to eliminate any adjustments to U.S. GAAP net earnings and EBITDA for items previously considered “special items” and loss attributable to our Predecessors. We believe our revised presentation of net earnings and EBITDA and descriptions of significant activities impacting U.S. GAAP net earnings are sufficient to convey our financial performance to the users of our financial statements.

Additionally, we revised our definition of Distributable Cash Flow to include the reconciliation of this non-GAAP measure to be from U.S. GAAP net cash from operating activities rather than net earnings. We believe this method of reconciliation is more appropriate based on our determination that Distributable Cash Flow provides a measure by which users of our financial statements can assess our ability to generate cash and thus additional liquidity.

Following these changes, our non-GAAP measures include the following:

•	Financial non-GAAP measure of EBITDA, as defined above; and

•	Liquidity non-GAAP measures:

•

Distributable Cash Flow is derived from net cash flow from operating activities plus or minus changes in working capital, amounts spent on maintenance capital net of reimbursements and other adjustments not expected to settle in cash; and

•

Pro Forma Distributable Cash Flow is Distributable Cash Flow plus or minus adjustments for the acquisition of noncontrolling interest in connection with the merger of QEP Midstream Partners, LP (“QEPM”) into TLLP completed in July 2015.

We present the performance and liquidity measures defined above because we believe these measures help us analyze our results of operations and liquidity in conjunction with our U.S. GAAP results. Investors, analysts, lenders and ratings agencies may use these measures to help analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to the following:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

In addition, these measures are used by management to assess internal performance. We believe these measures, when supplemental to information presented under U.S. GAAP, may provide meaningful information to the users of our financial statements. Each of the performance and liquidity measures should not be used in isolation from their comparable U.S. GAAP measure and thus should not be considered as alternatives to any U.S. GAAP measure. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings, operating income and net cash from operating activities.

The following tables present a reconciliation of EBITDA, Distributable Cash Flow and Pro Forma Distributable Cash Flow to their most directly comparable U.S. GAAP financial measures on a historical basis for each of the periods indicated.

	Years Ended December 31,			Nine Months Ended September 30,
	2015(a)	2014(a)	2013(a)	2016(a)	2015(a)
	(In millions)
Reconciliation of Net Earnings to EBITDA:
Net earnings	$270	$73	$18	$259	$206
Depreciation and amortization expenses	180	79	48	134	133
Interest and financing costs, net of capitalized interest	150	109	39	138	112
Income tax expense	1	—	—	—	—

EBITDA	$601	$261	$105	$531	$451

Reconciliation of Net Cash from Operating Activities to Distributable Cash Flow and Pro Forma Distributable Cash Flow:
Net cash from operating activities(b)	$455	$162	$82	$425	$348
Changes in assets and liabilities	14	(7)	(12)	(5)	3
Predecessors impact	20	27	51	3	17
Maintenance capital expenditures(c)	(54)	(44)	(14)	(44)	(37)
Reimbursement for maintenance capital expenditures(c)	9	7	5	20	4
Net earnings attributable to noncontrolling interest(d)	(18)	(3)	—	—	(17)
Other adjustments for noncontrolling interest(d)(e)	(21)	8	—	—	(20)
Adjustments for equity method investments(f)	(3)	—	—	1	(1)
Other(g)	20	70	14	1	19

Distributable Cash Flow	422	220	126	401	316

Pro forma adjustment for acquisition of noncontrolling interest(h)	36	(1)	—	—	36

Pro Forma Distributable Cash Flow	$458	$219	$126	$401	$352

(a)	Includes the historical results related to the Partnership and Predecessors for the years ended December 31, 2015, 2014 and 2013 and the nine months ended September 30, 2016 and 2015.

(b)	During the second quarter of 2016, we revised our reconciliation of Distributable Cash Flow and Pro Forma Distributable Cash Flow by reconciling the liquidity measure from net cash from operating activities. There were no impacts to previously reported amounts as a result of this methodology change.

(c)	We adjust our reconciliation of Distributable Cash Flow for maintenance capital expenditures, tank restoration costs and expenditures required to ensure the safety, reliability, integrity and regulatory compliance of our assets with an offset for any reimbursements received for such expenditures. Maintenance capital expenditures included in the Distributable Cash Flow calculation are presented net of Predecessors amounts and the noncontrolling interest portion of maintenance capital expenditures.

(d)	Prior to 2016 for noncontrolling interests associated with QEPM and Rendezvous Gas, we excluded $2 million of undistributed earnings along with other adjustments to reflect gross cash available for distribution net of noncontrolling interest impacts. See Note 2 to our combined consolidated financial statements incorporated by reference herein.

(e)	Adjustments represent cash distributions in excess of (or less than) our controlling interest in income and depreciation as well as other adjustments for depreciation and maintenance capital expenditures applicable to the noncontrolling interest obtained in the Rockies Natural Gas Business Acquisition. Other adjustments for noncontrolling interest represent cash distributions less than our controlling interest in income and depreciation as well as other adjustments for depreciation and maintenance capital expenditures applicable to the noncontrolling interest. As a result of the deconsolidation of Rendezvous Gas as of January 1, 2016, we no longer have noncontrolling interest amounts reflected in our financial statements. Prior period presentation of results and other financial information is not required and has not been made. For the nine months ended September 30, 2016, cash and non-cash amounts associated with Rendezvous Gas are reflected in equity in earnings of unconsolidated affiliates in our condensed statement of consolidated operations in addition to the Distributable Cash Flow adjustment for distributions from unconsolidated affiliates in excess of earnings. There was no impact to Distributable Cash Flow for the nine months ended September 30, 2016 as a result of the deconsolidation.

(f)	We adjust net cash from operating activities to reflect cash distributions received from equity method investments attributed to the period reported for the purposes of calculating Distributable Cash Flow.

(g)

Includes items that had a non-cash impact on our operations and should not be considered in Distributable Cash Flow. Non-cash items for the nine months ended September 30, 2016 and 2015 include primarily the exclusion of the non-cash gain of $6 million recognized relating the settlement of the Questar Gas Company litigation as discussed in Note 6 to our condensed combined consolidated financial statements included in our September 30 Quarterly Report and the inclusion of $13 million for acquired deficiency revenue billings to customers in 2015. Several of our contracts contain minimum volume commitments that allow us to charge the customer a deficiency payment if the customer’s actual throughput volumes are less than its minimum volume commitments for the applicable period. In certain contracts, if a customer makes a deficiency payment, that customer may be entitled to offset gathering fees or processing fees in one or more subsequent periods to the extent that such customer’s throughput volumes in those periods exceed its minimum volume commitment. Depending on the specific terms of the contract, revenue under these agreements may be classified as deferred revenue and recognized once all contingencies or potential performance obligations associated with these related volumes have either been satisfied through the gathering or processing of future excess volumes of natural gas, or are expected to expire or lapse through the passage of time pursuant to terms of the applicable agreement. During December 2015 and 2014, we invoiced customers of QEP Field Services, LLC for deficiency payments. We did not recognize $13 million and $10 million of revenue for 2015 and 2014, respectively; however, we are entitled to the cash receipt from such billing. The timing and amount of deficiency billings vary based on actual shortfall and terms under the applicable agreements.

(h)	Reflects the adjustment to include the noncontrolling interest in QEPM as controlling interest based on the pro forma assumption that the merger of QEPM with TLLP occurred on January 1, 2015.

RISK FACTORS

Any investment in the notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference into this prospectus before deciding whether to purchase the notes, including the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2015. The risks and uncertainties described below and in such incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition, results of operations or ability to make payments on our debt obligations. If any of those risks actually occurs, our business, financial condition, results of operations and ability to make payments on our debt obligations would suffer. In any such case, you may lose all or part of your original investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to the Notes

Our partnership agreement limits our ability to accumulate cash, which may limit cash available to service the notes or repay them at maturity.

Our partnership agreement requires that we, within 45 days after the end of each quarter, distribute our available cash to our unitholders of record on the applicable record date. Available cash generally means, for any quarter, all cash on hand at the end of each quarter after the establishment of cash reserves by our general partner. In addition, if our general partner so determines, available cash may be increased by cash on hand resulting from working capital borrowings made subsequent to the end of the quarter. Our general partner determines the amount and timing of cash distributions and has broad discretion to establish and make additions to our reserves in amounts our general partner determines to be necessary or appropriate to:

•	provide for the proper conduct of our business (including reserves for future capital expenditures and for our anticipated future credit needs subsequent to that quarter);

•	comply with applicable law, any of our debt instruments or other agreements; and

•

provide funds for distributions to our unitholders and our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for distributions on our subordinated units unless it determines that the establishment of those reserves will not prevent us from distributing the minimum quarterly distribution on all common units and any cumulative arrearages for the next four quarters).

Depending on the timing and amount of our cash distributions to unitholders and because we are not required to accumulate cash for the purpose of meeting obligations to holders of the notes, such distributions could significantly reduce the cash available to us in subsequent periods to make payments on the notes. See “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Unit Price and Cash Distributions—Distributions of Available Cash” in our annual report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016, incorporated herein by reference.

Although our payment obligations to our unitholders are subordinate to our payment obligations with respect to the notes, the value of our units will decrease in correlation with decreases in the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue equity to recapitalize.

Our level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

As of September 30, 2016, (i) as adjusted for the Notes Transactions, we would have had $3,788 million (including $8 million of capital lease obligations) outstanding in aggregate principal amount of indebtedness and (ii) as further adjusted for the Subsequent Transactions, we would have had $4,011 million (including $8 million of capital lease obligations) outstanding in aggregate principal amount of indebtedness. Our indebtedness could have important consequences to you, including the following:

•	it may be more difficult for us to satisfy our obligations, including debt service requirements under our outstanding debt, including the notes;

•	our ability to obtain additional financing for working capital, capital expenditures, debt service requirements or other general partnership purposes may be impaired;

•	we must use a substantial portion of our cash flow to pay principal, premium, if any, and interest on the notes and other indebtedness which will reduce the funds available to us for other purposes;

•	we are more vulnerable to economic downturns and adverse industry conditions; and

•	our ability to capitalize on business opportunities and to react to competitive pressures as compared to our competitors may be compromised due to our substantial level of indebtedness.

Despite our current or future indebtedness level, we and our subsidiaries may still be able to incur substantially more debt.

We and our subsidiaries may be able to incur substantial indebtedness in the future. The terms of the indentures that govern the Existing Notes, the credit agreements governing the Credit Facilities and the terms of the indenture that will govern the notes offered hereby will not fully prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the Existing Notes and the notes, the holders of that debt will be entitled to share ratably with the holders of the Existing Notes and the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of Tesoro Logistics. If new debt is added to our current debt levels, the related risks we face will increase. As of September 30, 2016, (i) as adjusted for the Notes Transactions, we would have had total unused credit availability of $1,590 million under the Credit Facilities and (ii) as further adjusted for the Subsequent Transactions, we would have had total unused credit availability of $1,367 million under the Credit Facilities.

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the stock and other equity interests in our subsidiaries. As a result, our ability to make required payments on the notes will depend on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, the credit agreements governing the Credit Facilities and other debt agreements and applicable state laws and other laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at maturity of the notes, or to repurchase the notes upon the occurrence of a change of control or from the proceeds of certain asset sales, we may be required to adopt one or more alternatives, such as a refinancing of the notes. We cannot assure you that we would be able to refinance the notes or obtain the funds to pay principal or interest on the notes.

The notes will be effectively subordinated to our and our subsidiary guarantors’ existing and future secured indebtedness, including indebtedness under the Credit Facilities, in each case to the extent of the value of the property securing such indebtedness.

The notes and the guarantees will be effectively subordinated to our and our subsidiary guarantors’ existing and future secured indebtedness, including indebtedness under the Credit Facilities, to the extent of the collateral securing such indebtedness. As of September 30, 2016, (i) as adjusted for the Notes Transactions, we would have had $10 million of borrowings and no letters of credit outstanding under the Credit Facilities, resulting in total unused credit availability of $1,590 million and (ii) as further adjusted for the Subsequent Transactions, we would have had $233 million of borrowings and no letters of credit outstanding under the Credit Facilities, resulting in total unused credit availability of $1,367 million. In addition, we may incur additional secured debt in the future.

The effect of this is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of our, or our subsidiary guarantors’, bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, the proceeds from the sale of the collateral that secures our secured indebtedness will be available to pay obligations on the notes offered hereby only after all indebtedness under the Credit Facilities has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our, or our subsidiary guarantors’, bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding.

The notes will be structurally subordinated to all obligations of our future subsidiaries that are not and do not become guarantors of the notes.

The notes will be guaranteed by each of our existing and subsequently acquired or organized subsidiaries that guarantee specified indebtedness. Except for such subsidiary guarantors of the notes, our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes and guarantees will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

In addition, the indenture that will govern the notes will, subject to some limitations, permit these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Under certain circumstances, the subsidiary guarantees will be released.

If, at any time, a subsidiary does not guarantee specified indebtedness, the note guarantee of such subsidiary will be released. If all of the subsidiary guarantors are released from their guarantees of these notes, our subsidiaries will have no obligation to pay any amounts due on the notes. In the event of the release of any subsidiary guarantor’s guarantee, our right, as an equity holder of such subsidiary, to receive any assets of such subsidiary upon its liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors.

Our debt instruments impose restrictions on us that may adversely affect our ability to operate our business.

The credit agreements governing the Credit Facilities contain covenants requiring us to maintain certain financial ratios. Our ability to comply with the financial covenants under the Credit Facilities as they currently exist or as they may be amended, may be affected by events beyond our control and our future operating results may not allow us to comply with the covenants, or in the event of a default, to remedy that default. Our failure to comply with these financial covenants or to comply with the other restrictions contained in the credit agreements governing the Credit Facilities could result in a default, which could cause that indebtedness (and by reason of cross-acceleration provisions, indebtedness under the indentures governing the Existing Notes, the indenture that will govern the notes and any other indebtedness) to become immediately due and payable. If we are unable to repay those amounts, the lenders under the Credit Facilities could proceed against the collateral granted to them to secure that indebtedness. If those lenders accelerate the payment of the Credit Facilities, we may not be able to pay that indebtedness immediately and continue to operate our business.

If our operating results are not sufficient to service any future indebtedness, we will be forced to take actions such as reducing distributions, reducing or delaying our business activities, investments or capital expenditures, selling assets or issuing equity. We may not be able to affect any of these actions on satisfactory terms or at all. Furthermore, a failure to comply with the provisions of the indentures or the Credit Facilities could result in an event of default, which could enable our lenders to declare the outstanding principal of that debt, together with accrued interest, to be immediately due and payable. If we were unable to repay the accelerated amounts, our lenders could proceed against the collateral granted to them to secure such debt. If the payment of our debt is accelerated, defaults under any other debt instruments we may have could be triggered, and our assets may be insufficient to repay such debt in full.

We are dependent upon the earnings and cash flow generated by our operations to meet our debt service obligations and to allow us to make cash distributions to our unitholders. Funds available for our operations, future business opportunities and distributions to unitholders will be reduced by that portion of our cash flow required to make interest payments on our debt. Furthermore, the provisions of the credit agreements that govern the Credit Facilities, our indentures, and any other debt we incur, may restrict our ability to obtain future financing and our ability to expand business activities or pursue attractive business opportunities. It may also restrict our flexibility in planning for, and reacting to, changes in business conditions.

The indentures that govern the Existing Notes and the credit agreements that govern the Credit Facilities contain, and the indenture that will govern the notes offered hereby will contain, covenants that restrict, among other things, our ability to:

•	make certain cash distributions;

•	pay dividends and other distributions with respect to our units and purchase, redeem or retire our units;

•	make certain investments;

•	incur additional indebtedness and issue preferred units;

•	sell assets;

•	incur liens on our assets;

•	engage in certain mergers or consolidations and transfers of assets; and

•	enter into transactions with affiliates.

These restrictions may limit our ability to make cash distributions to our unitholders and meet our debt service obligations.

We may be unable to generate the cash flow to service our debt obligations, including the notes.

We cannot assure you that our business will generate sufficient cash flow, or that we will be able to borrow funds under the Credit Facilities, in an amount sufficient to enable us to service our indebtedness, including the notes, or to make anticipated capital expenditures. Our ability to pay our expenses and satisfy our debt obligations, to refinance our debt obligations and to fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. Based upon current levels of operations, we believe cash flow from operations, amounts available under the Credit Facilities and available cash will be adequate for the foreseeable future to meet our anticipated requirements for working capital, capital expenditures and scheduled payments of principal and interest on our indebtedness, including the notes. However, if we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all. In addition, the covenants contained in the credit agreements that govern the Credit Facilities and the indentures will restrict our ability to incur additional debt.

The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or avoid the subsidiary guarantees.

Our obligations under the notes initially will be guaranteed on a general unsecured senior basis by the subsidiary guarantors. Various preference or fraudulent conveyance laws have been enacted for the protection of creditors and may be used by a court to subordinate or avoid any subsidiary guarantee issued by a guarantor. It also is possible that under certain circumstances a court could hold that the direct obligations of a guarantor could be superior to the obligations under its subsidiary guarantee.

A court could avoid or subordinate the subsidiary guarantee in favor of the guarantor’s other creditors to the extent that the court finds that at the time a guarantor entered into a subsidiary guarantee either:

•

the subsidiary guarantee was incurred by a guarantor with the intent to hinder, delay or defraud any present or future creditor or that a guarantor contemplated insolvency with a design to favor one or more creditors to the exclusion in whole or in part of others; or

•	the guarantor did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the guarantor:

•	was insolvent or rendered insolvent by reason of the issuance of the subsidiary guarantee;

•	was engaged or about to engage in a business or transaction for which the remaining assets of the guarantor constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay debts as they matured.

Among other things, a legal challenge of a subsidiary guarantee issued by a guarantor on fraudulent conveyance grounds may focus on the benefits, if any, realized by the guarantor as a result of our issuance of the notes. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would cease to have any claim as a creditor in respect of that subsidiary guarantor.

We cannot assure you that a court would conclude that the notes and the subsidiary guarantees issued concurrently with the issuance of these notes were incurred for proper purposes and in good faith. We also cannot assure you that a court would conclude that, after giving effect to this offering, Tesoro Logistics and the subsidiary guarantors are solvent and will continue to be solvent, will have sufficient capital for carrying on their respective businesses and will be able to pay their debts as they become absolute and mature.

Each subsidiary guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that makes the guarantee effectively worthless. Although subsequently overturned on other grounds, a recent Florida bankruptcy court found this kind of provision insufficient to protect such guarantees.

We may not be able to finance a change of control offer as required by the indenture.

Under the indenture, upon the occurrence of a change of control triggering event (as defined in the indenture), we will be required to offer to repurchase all of the notes then outstanding at 101% (or such higher amount, as we may determine) of the principal amount, plus accrued and unpaid interest, to the repurchase date. We may not be able to repurchase notes upon a change of control triggering event because we may not have sufficient financial resources to purchase all of the notes that would be tendered upon a change of control. Our failure to repurchase the notes upon a change of control triggering event would cause a default under the indenture and a cross-default under the Credit Facilities. The Credit Facilities also provide that a change of control, as defined in such Credit Facilities, or the requirement to make a change of control offer, will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions. We cannot assure you that we will have the financial resources available or that we will be permitted by our debt instruments to fulfill these obligations upon the occurrence of a change of control triggering event in the future. See “Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”

Many of the covenants in the indenture will terminate if the notes are rated investment grade by Moody’s or Standard & Poor’s.

Many of the covenants in the indenture governing the notes will terminate if the notes are rated investment grade by either Moody’s or Standard & Poor’s, provided at such time no default under the indenture has occurred and is continuing. These covenants will restrict, among other things, our ability to pay distributions, incur debt, and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain these ratings. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of Notes—Certain Covenants.”

The trading price of the notes may be volatile and can be directly affected by many factors, including our credit rating.

The trading price of the notes could be subject to significant fluctuation in response to, among other factors, changes in our operating results, interest rates, the market for non-investment grade securities, general economic conditions and securities analysts’ recommendations, if any, regarding our securities. Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the notes, or the trading market for the notes, to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the notes.

An active trading market may not develop, which could make it more difficult for you to sell your notes or result in a lower price at which you would be able to sell your notes.

Although we have registered the notes under the Securities Act of 1933, as amended (the “Securities Act”), we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. In addition, although the underwriters have informed us that they intend to make a market in the notes, as permitted by applicable laws and regulations, they are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. An active market for the notes does not currently exist and may not develop or, if developed, may not continue. In the absence of an active trading market, you may not be able to transfer the notes within the time or at the price you desire. See “Underwriting.”

Tax Risks Relating to the Notes

You are urged to read “Certain United States Federal Tax Consequences” for a discussion of certain United States federal income tax consequences of purchasing the notes.

Our tax treatment depends on our status as a partnership for United States federal and state income tax purposes. If the Internal Revenue Service (“IRS”) were to treat us as a corporation for United States federal income tax purposes, which would subject us to entity-level taxation, or if we were subjected to a material amount of additional entity-level taxation by individual states, then our cash available for payments on the notes and our other debt obligations would be substantially reduced.

Despite the fact that we are a limited partnership under Delaware law, it is possible in certain circumstances for a partnership such as ours to be treated as a corporation for United States federal income tax purposes. Although we do not believe based upon our current (or past) operations that we are or will be (or should have been) so treated, a change in our business or a change in current law could cause us to be treated as a corporation for United States federal income tax purposes or otherwise subject us to taxation as an entity.

If we were treated as a corporation for United States federal income tax purposes for any taxable year for which the statute of limitations remains open, we would pay United States federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 35%, and would likely pay state and local income tax at varying rates. Therefore, our treatment as a corporation would result in a material reduction in our anticipated cash flow and could materially adversely affect our ability to make payments on the notes and our other debt obligations.

In addition, changes in current state law may subject us to additional entity-level taxation by individual states. Because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. Imposition of any such taxes may substantially reduce the cash available for payments on the notes and our other debt obligations.

USE OF PROCEEDS

We intend to use the gross proceeds of the offering of the notes to repay amounts outstanding under the Dropdown Credit Facility, which amounts were used to fund (a) a portion of the consideration for the Alaska Storage and Terminalling Assets Purchase and (b) a portion of the consideration for the Northern California Terminalling and Storage Assets Purchase. We intend to pay fees and expenses of approximately $10 million related to the offering of the notes, including underwriters’ discounts and commissions and professional fees, from cash on hand.

As of November 29, 2016, we had $760 million of borrowings outstanding under the Dropdown Credit Facility. The Dropdown Credit Facility is scheduled to mature on January 29, 2021. As of September 30, 2016, the average interest rate on the borrowings under the Dropdown Credit Facility was 2.54% per annum. Certain of the underwriters and/or their affiliates are lenders and/or agents under the Dropdown Credit Facility and as a result will receive a portion of the proceeds from this offering. See “Underwriting.”

CAPITALIZATION

The following table sets forth our cash position and capitalization as of September 30, 2016 on:

•	a historical basis;

•	an as adjusted basis to give effect to the Notes Transactions; and

•	an as further adjusted basis to give effect to the Subsequent Transactions.

You should read this table in conjunction with “Summary—Summary Historical Combined Consolidated Financial and Operating Data” and “Use of Proceeds” in this prospectus and our financial statements and notes thereto that are incorporated by reference into this prospectus.

	As of September 30, 2016
	Actual	As Adjusted	As Further Adjusted
	(In millions)
Cash and cash equivalents(a)	$497	$487	$10

Total debt:
Revolving Credit Facility(b)	$—	$—	$223
Dropdown Credit Facility(c)	400	10	10
5.500% Senior Notes due 2019	500	500	500
5.875% Senior Notes due 2020	470	470	470
6.125% Senior Notes due 2021	800	800	800
6.250% Senior Notes due 2022	800	800	800
6.375% Senior Notes due 2024	450	450	450
Notes offered hereby(d)	—	750	750
Capital lease obligations	8	8	8

Total debt	3,428	3,788	4,011
Unamortized Issuance Costs(e)	(46)	(56)	(56)

Debt, Net of Unamortized Issuance Costs	$3,382	$3,732	$3,955

Equity/partners’ capital:
Held by public:
Common units	$2,687	$2,687	$2,687
Held by Tesoro:
Common units	(958)	(919)	(919)
General partner units	(66)	(65)	(65)

Total equity/partners’ capital	1,663	1,703	1,703

Total capitalization	$5,046	$5,435	$5,658

(a)	We intend to pay fees and expenses of approximately $10 million related to the offering of the notes, including underwriters’ discounts and commissions and professional fees, from cash on hand. We currently expect to use $477 million of cash on hand to fund a portion of the North Dakota Gathering and Processing Assets Acquisition.

(b)

As of September 30, 2016, we had no borrowings and no letters of credit outstanding under the Revolving Credit Facility. As of September 30, 2016, we had $600 million of availability under the Revolving Credit Facility. In connection with the North Dakota Gathering and Processing Assets Acquisition, we currently expect to borrow $223 million under the Revolving Credit Facility. As of

September 30, 2016, on an as further adjusted basis after giving effect to the Subsequent Transactions, we would have had $223 million of borrowings outstanding, no letters of credit outstanding and $377 million of availability under the Revolving Credit Facility.

(c)	As of September 30, 2016, we had $400 million borrowings outstanding under the Dropdown Credit Facility. In connection with the Northern California Terminalling and Storage Assets Purchase, we borrowed an additional $360 million under the Dropdown Credit Facility. As of September 30, 2016, on an as adjusted basis after giving effect to the Notes Transactions, we would have had $10 million of borrowings outstanding and $990 million of availability under the Dropdown Credit Facility.

(d)	Gross proceeds prior to underwriters’ discounts and estimated offering expenses.

(e)	Includes an unamortized premium associated with our outstanding senior notes of $4 million as of September 30, 2016.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the terms “TLLP,” “our” or “we” refer only to Tesoro Logistics LP and not to any of its subsidiaries, the term “Finance Corp.” refers to Tesoro Logistics Finance Corp. and the term “Issuers” refers to TLLP and Finance Corp.

The Issuers will issue the notes under an indenture among themselves, the Guarantors and U.S. Bank National Association, as trustee. The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the indenture relating to the notes. It does not purport to be complete, and is qualified in its entirety by reference to all of the provisions of those agreements. We urge you to read the indenture because it, and not this description, define your rights as holders of the notes. Copies of the indenture are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

The Notes

The notes:

•	will be general unsecured obligations of the Issuers;

•	will be pari passu in right of payment with all existing and future senior Indebtedness of the Issuers, including the Existing Senior Notes and Indebtedness under the Credit Agreements;

•	will be senior in right of payment to any future subordinated Indebtedness of the Issuers; and

•	will be unconditionally guaranteed by the Guarantors on a senior unsecured basis.

However, the notes will be effectively subordinated to all secured Indebtedness under the Credit Agreements, which are secured by substantially all of the assets of TLLP and the Guarantors, to the extent of the value of the collateral securing such Indebtedness, and structurally subordinated to any liabilities of any Subsidiaries that are not Guarantors. See “Risk Factors—Risks Relating to the Notes—The notes will be effectively subordinated to our and our subsidiary guarantors’ existing and future secured indebtedness, including indebtedness under the Credit Facilities, in each case to the extent of the value of the property securing such indebtedness.”

As of September 30, 2016, after giving effect to the offering of the notes and the use of proceeds therefrom as described under “Use of Proceeds,” we would have had $3,788 million (including $8 million of capital lease obligations) outstanding in aggregate principal amount of indebtedness. See “Risk Factors—Risks Relating to the Notes—The notes will be effectively subordinated to our and our subsidiary guarantors’ existing and future secured indebtedness, including indebtedness under the Credit Facilities, in each case to the extent of the value of the property securing such indebtedness.”

The Note Guarantees

Each guarantee of the notes:

•	will be a general unsecured obligation of the Guarantor;

•

will be pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor, including such Guarantor’s guarantee of the Existing Senior Notes and Indebtedness under the Credit Agreements; and

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor.

However, the note guarantees will be effectively subordinated to all secured Indebtedness of the Guarantors, including their guarantees of Indebtedness under the Credit Agreements, to the extent of the value of the collateral securing those guarantees, and structurally subordinated to any liabilities of any Subsidiaries that are not Guarantors.

As of the Issue Date, all of our wholly-owned Domestic Subsidiaries (other than Finance Corp.) will be Guarantors. Under certain circumstances described below under the subheading “—Certain Covenants—Additional Guarantors,” in the future one or more of our newly created or acquired Subsidiaries may be required to guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guaranteeing Subsidiaries, such Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

As of the Issue Date, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Finance Corp.

Finance Corp. is a Delaware corporation and a wholly-owned subsidiary of TLLP that has been formed for the purpose of facilitating the offering of the notes by acting as co-issuer. Finance Corp. will be nominally capitalized and will not have any operations or revenues. As a result, prospective purchasers of the notes should not expect Finance Corp. to participate in servicing the interest and principal obligations on the notes. See “—Certain Covenants—Limitations on Finance Corp. Activities.”

Principal, Maturity and Interest

The Issuers will issue $750.0 million in aggregate principal amount of notes in this offering. The Issuers may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, references to “notes” for all purposes of the indenture and this “Description of Notes” include any additional notes that are actually issued. The Issuers will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on January     , 2025.

Interest on the notes will accrue at the rate of     % per annum. Interest on the notes will be payable semiannually in arrears on January          and July         , commencing on July     , 2017. The Issuers will make each interest payment to the holders of record on the immediately preceding              and            .

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If an interest payment date falls on a day that is not a business day, the interest payment to be made on such interest payment date will be made on the next succeeding business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to TLLP, the Issuers will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and TLLP, Finance Corp. or any of TLLP’s other Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer or exchange. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

Initially, all of our existing wholly-owned Domestic Subsidiaries (other than Finance Corp.) will jointly and severally guarantee the notes on a senior unsecured basis. Additional wholly-owned Domestic Subsidiaries of TLLP will be required to guarantee the notes under the circumstances described under “—Certain Covenants—Additional Guarantors.” These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Relating to the Notes—The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or avoid the subsidiary guarantee.”

Except as set forth in the next paragraph, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the resulting, transferee or surviving Person), another Person, other than TLLP or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than TLLP or another Guarantor) assumes all obligations of that Guarantor under the indenture and its Note Guarantee pursuant to an agreement reasonably satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture, if any.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) TLLP or a Restricted Subsidiary of TLLP, if the sale or other disposition is not prohibited by the “Asset Sales” provisions of the indenture;

(2) in connection with any sale or other disposition of the Capital Stock of that Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary of TLLP, if the sale or other disposition is not prohibited by the “Asset Sales” provisions of the indenture;

(3) if TLLP designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon the release or discharge of the guarantee by such Guarantor with respect to the Indebtedness under the Credit Agreements or the guarantee that resulted in the creation of such Guarantee; provided, however, that release or discharge of the guarantee by such Guarantor with respect to Indebtedness under the Existing Senior Notes occurs prior to or contemporaneously therewith; provided, further, however, that if, at any time following such release, that Guarantor later guarantees Indebtedness of any Issuer under the Credit Agreements, then such Guarantor shall provide a Note Guarantee at such time if required in accordance with the covenant described under the caption “—Certain Covenants—Additional Guarantors;”

(5) upon the merger, amalgamation or consolidation of such Guarantor with and into an Issuer or another Guarantor that is the surviving Person in such merger, amalgamation or consolidation, or upon the liquidation or dissolution of such Guarantor;

(6) upon Legal Defeasance or Covenant Defeasance as described below under the caption “—Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the indenture as described below under the caption “—Satisfaction and Discharge;” or

(7) as described under “—Amendment, Supplement and Waiver.”

Optional Redemption

At any time prior to January     , 2020, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes (including any additional notes) issued under the indenture at a redemption price of     % of the principal amount with an amount not to exceed the net cash proceeds of one or more Equity Offerings, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date); provided that:

(1) at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by TLLP and its Subsidiaries and excluding any additional notes) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

On or after January     , 2021, the Issuers may redeem all or a part of the notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period

beginning on January                  of each year indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2021		%
2022		%
2023 and thereafter	100.000%

At any time prior to January     , 2021, the Issuers may also redeem all or a part of the notes at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. The notice need not set forth the Applicable Premium but only the manner of calculation of the redemption price. The indenture will provide that, with respect to any such redemption, the Issuers will notify the trustee of the Applicable Premium with respect to the notes promptly after the calculation and that the trustee will not be responsible for such calculation.

Mandatory Redemption; Open Market Purchases

Neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the notes. The Issuers are not prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the indenture.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) on a pro rata basis to the extent practicable; or

(3) on a pro rata basis, by lot or such other similar method in accordance with the procedures of DTC.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notice of any redemption of the notes (including upon an Equity Offering, another transaction or in connection with a transaction (or series of related transactions) that constitute a Change of Control) may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering, other transaction or Change of Control. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied.

In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the redemption date.

Repurchase at the Option of Holders

Change of Control Triggering Event

If a Change of Control Triggering Event occurs, the Issuers will make an offer to each holder of notes to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a payment in cash equal to 101% of the aggregate principal amount of notes repurchased (or such higher amount as the Issuers may determine), plus accrued and unpaid interest on the notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuers will deliver a notice to each holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase notes on the “Change of Control Payment Date” specified in the notice, which date will be no earlier than 20 business days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice; provided that the Change of Control Payment Date may be delayed, in the Issuers’ discretion, until such time (including more than 60 days after the date such notice is sent) as any or all such conditions referred to in the fifth succeeding paragraph below shall be satisfied. The Issuers will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered pursuant to the Change of Control Offer; and

(3) deliver or cause to be delivered to the trustee the notes accepted for purchase together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for the notes (or, if all the notes are then in global form, it will make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Except as described above with respect to a Change of Control Triggering Event, the indenture will not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

A Change of Control Offer may be made with respect to the notes in advance of a Change of Control Triggering Event, and conditioned upon the occurrence of such Change of Control Triggering Event or such other conditions as may be described in the notice delivered to holders as described above, if a definitive agreement for the Change of Control Triggering Event is in place at the time of making the Change of Control Offer. If a Change of Control Offer is subject to satisfaction of one or more conditions precedent, the notice delivered to Holders shall state that, in the Issuers’ discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the date the notice was delivered) as any or all such conditions shall be satisfied, or such Change of Control Payment Date may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied.

With respect to the notes, in the event that holders of not less than 90% of the aggregate principal amount of the outstanding notes tender and do not withdraw the notes in a Change of Control Offer and TLLP (or the third party making the Change of Control Offer as provided above) purchases all of the notes validly tendered and not withdrawn by such holders, TLLP or such third party will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest on the notes that remain outstanding to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of TLLP and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of TLLP and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

TLLP will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) TLLP (or the Restricted Subsidiary, as the case may be) receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale and which shall give effect to the assumption by another Person of any liabilities as provided for in clause (a) of the following paragraph) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale (as determined on the date of contractually agreeing to such Asset Sale), together with all other Asset Sales since the Issue Date (on a cumulative basis), by TLLP or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of the preceding clause (2) of this provision, each of the following will be deemed to be cash or Cash Equivalents:

(a) any liabilities, as shown on TLLP’s most recent consolidated balance sheet, of TLLP or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases TLLP or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by TLLP or any such Restricted Subsidiary in connection with such transaction that within 90 days after the Asset Sale (subject to ordinary settlement periods) are converted by TLLP or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

(c) any stock or assets of the kind referred to in clauses (2) or (4) of the next succeeding paragraph received by TLLP or any such Restricted Subsidiary in connection with such transaction; and

(d) accounts receivable of a business retained by TLLP or any of its Restricted Subsidiaries, as the case may be, following the sale of such business, provided such accounts receivable (x) are not past due more than 60 days and (y) do not have a payment date greater than 90 days from the date of the invoices creating such accounts receivable;

provided that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of the covenant described below under the caption “—Certain Covenants—Liens” or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure, shall not be required to satisfy the conditions set forth in clauses (1) and (2) of this paragraph.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale (the “Asset Sale Proceeds Application Period”), TLLP (or any Restricted Subsidiary) may apply an amount not to exceed such Net Proceeds at its option to any combination of the following:

(1) to prepay, repay, redeem or repurchase Senior Indebtedness of TLLP and/or its Restricted Subsidiaries;

(2) to acquire a controlling interest in another business or all or substantially all of the assets of, or any Capital Stock or operating line of, another business, in each case engaged in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of TLLP;

(3) to make capital expenditures; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided that, in the case of clauses (2), (3) and (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as TLLP (or the applicable Restricted Subsidiary, as the case may be) enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of the expiration of the Asset Sale Proceeds Application Period (an “Acceptable Commitment”) and such Net Proceeds are actually applied in such manner within 180 days of the expiration of the Asset Sale Proceeds Application Period (the period from the consummation of the Asset Sale to such date, the “First Commitment Application Period”), and in the event any Acceptable Commitment is later cancelled or terminated for any reason after the expiration of the Asset Sale Proceeds Application Period and before the Net Proceeds are applied in connection therewith, TLLP (or the applicable Restricted Subsidiary, as the case may be) enters into another Acceptable Commitment (a “Second Commitment”) prior to the expiration of the First Commitment Application Period and such Net Proceeds are actually applied in such manner within 180 days from the date of the Second Commitment, it being understood that if a Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Pending the final application of any Net Proceeds, TLLP or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

To the extent Net Proceeds from an Asset Sale exceed amounts that are applied or invested as provided and within the time period set forth in the second preceding paragraph, such excess amount will be deemed to constitute “Excess Proceeds.” Within five days after the date on which the aggregate amount of Excess Proceeds exceeds $100.0 million (or, at the Issuers’ option, any earlier date), the Issuers will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price for the notes in any Asset Sale Offer will be equal to 100% of the principal amount (or accreted value) thereof plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, TLLP or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes (subject to applicable DTC procedures as to global notes) and TLLP or the representative of such other pari passu Indebtedness will select such other pari passu Indebtedness to be purchased, on a pro rata basis between the notes and such other pari passu Indebtedness, with adjustments as necessary so that no notes or pari passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

TLLP will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, TLLP will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The Credit Agreements and the agreements governing TLLP’s other Indebtedness contain, and future agreements governing TLLP’s Indebtedness may contain, prohibitions of certain events, including events that would constitute a Change of Control Triggering Event or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuers to repurchase the notes upon a Change of Control Triggering Event or an Asset Sale could cause a default under these other agreements, even if the Change of Control Triggering Event or Asset Sale itself does not, due to the financial effect of such repurchases on TLLP or other circumstances. In the event a Change of Control Triggering Event or Asset Sale occurs at a time when TLLP is prohibited from purchasing notes, TLLP could seek the consent of the lenders of the borrowings or the counterparties to agreements containing such prohibition to the purchase of notes or could attempt to refinance such borrowings. If TLLP does not obtain a consent or repay those borrowings, TLLP will remain prohibited from purchasing notes. In that case, TLLP’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in all likelihood, constitute a default under the other indebtedness. Finally, the Issuers’ ability to pay cash to the holders of notes upon a repurchase may be limited by TLLP’s then existing financial resources. See “Risk Factors—Risks Relating to the Notes—We may not be able to finance a change of control offer as required by the indenture.”

Certain Covenants

Covenant Termination

If at any time (a) the notes are assigned an Investment Grade Rating from either Moody’s or S&P and (b) no Default or Event of Default has occurred and is continuing under the indenture (the “Termination Date”), TLLP and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Asset Sales” and under the following headings under the caption “—Certain Covenants”:

•	“—Restricted Payments”;

•	“—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

•	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

•	clause (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets”;

•	“—Transactions with Affiliates”; and

•	“—Additional Guarantors.”

However, TLLP and its Restricted Subsidiaries will remain subject to the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control Triggering Event,” and the following provisions of the indenture described in:

•	“—Certain Covenants—Liens”;

•	“—Certain Covenants—Merger, Consolidation or Sale of Assets” (other than clause (4) of such covenant); and

•	“—Certain Covenants—Reports.”

No Subsidiary may be designated as an Unrestricted Subsidiary after the Termination Date. There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating.

Restricted Payments

TLLP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of TLLP’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving TLLP or any of its Restricted Subsidiaries) or to the direct or indirect holders of TLLP’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than distributions or dividends payable solely in Equity Interests of TLLP (other than Disqualified Equity) and other than distributions or dividends payable solely to TLLP or a Restricted Subsidiary);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving TLLP) any Equity Interests of TLLP or any direct or indirect parent of TLLP;

(3) make any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of TLLP or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding (a) any intercompany Indebtedness between or among TLLP and any of its Restricted Subsidiaries and (b) the payment of principal, purchase, repurchase or other acquisition of Indebtedness that is subordinated in right of payment to the notes or the Note Guarantees acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of payment, purchase, repurchase or other acquisition); or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing and either:

(1) if the Fixed Charge Coverage Ratio for TLLP’s Reference Period is not less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by TLLP and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) of the next succeeding paragraph) during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

(a) Available Cash from Operating Surplus as of the end of the immediately preceding fiscal quarter; plus

(b) 100% of the aggregate net cash proceeds, or the Fair Market Value of assets or property, received by TLLP since September 14, 2012 as a contribution to its common equity capital or from the issue or sale of (A) Equity Interests of TLLP (other than Disqualified Equity) or (B) convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of TLLP that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Equity or debt securities) sold to a Subsidiary of TLLP); plus

(c) to the extent that any Restricted Investment that was made after September 14, 2012 is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital or similar payment made in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d) the net reduction in Restricted Investments made after September 14, 2012 resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to TLLP or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted

Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after September 14, 2012 (items (b), (c) and (d) being referred to as “Incremental Funds”); minus

(e) the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

(2) if the Fixed Charge Coverage Ratio for TLLP’s Reference Period is less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by TLLP and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) of the next succeeding paragraph) during the quarter in which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on common units and subordinated units of TLLP, plus the related distribution on the general partner interest), is less than the sum, without duplication, of:

(a) $400.0 million less the aggregate amount of all Restricted Payments made by TLLP and its Restricted Subsidiaries pursuant to this clause (2)(a) during the period ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment and beginning on September 14, 2012; plus

(b) Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

The preceding provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of an irrevocable redemption of Subordinated Obligations within 60 days after the date of the declaration of such dividend or the delivery of the irrevocable notice of redemption, as the case may be, if at the date of declaration or the date on which such irrevocable notice is delivered, such dividend or redemption would have complied with the provisions of the indenture (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to TLLP from any Person (other than a Restricted Subsidiary of TLLP) or (b) sale or issuance (other than to a Restricted Subsidiary of TLLP) of Equity Interests (other than Disqualified Equity) of TLLP, with a sale or issuance being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such sale; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds;

(3) the making of any principal payment on, or the defeasance, redemption, repurchase, retirement or other acquisition of, any Subordinated Obligation with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4) the payment of any distribution or dividend by a Restricted Subsidiary of TLLP to the holders of such Restricted Subsidiary’s Equity Interests (other than Disqualified Equity) on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of TLLP or any Restricted Subsidiary of TLLP held by any current or former officer, director, consultant or employee of the General Partner, TLLP or any of their respective Subsidiaries pursuant to any equity subscription agreement or plan, stock or unit option agreement, shareholders’ agreement, employment agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (with unused amounts in any calendar year to be carried forward to successive calendar years and added to such amount); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received by TLLP or any of its Restricted Subsidiaries from sales of Equity Interests of TLLP to members of management, employees or directors of the General Partner, TLLP or their respective Subsidiaries that occurs after September 14, 2012 (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clauses (1)(b) or (2)(b) of the preceding paragraph), plus (b) the cash proceeds of key man life insurance policies received by TLLP or any of its Restricted Subsidiaries after September 14, 2012;

(6) payments or dividends of Disqualified Equity issued pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

(7) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options, warrants or other convertible securities if such Equity Interests represent a portion of the exercise price of such options, warrants or other convertible securities;

(8) cash payments in lieu of the issuance of fractional shares or units, or the purchase by TLLP of fractional shares or units, in connection with (a) the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of TLLP or (b) stock or unit dividends, splits or combinations or business combinations;

(9) in connection with an acquisition by TLLP or any of its Restricted Subsidiaries, the return to TLLP or any of its Restricted Subsidiaries of Equity Interests of TLLP or any of its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims or pursuant to purchase price adjustments under the acquisition agreement;

(10) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligations pursuant to provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control Triggering Event” or “—Asset Sales”; provided that all notes tendered by holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(11) the issuance of common Equity Interests upon the conversion of subordinated Equity Interests;

provided, further, that, with respect to clause (10), no Default shall have occurred and be continuing.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by TLLP or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For the purposes of determining compliance with this “Restricted Payments” covenant, in the event that a Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1)-(11) and/or one or more of the exceptions contained in the definition of “Permitted Investments,” or is permitted pursuant to the first paragraph of this covenant, TLLP will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or Investment (or portion thereof) among such clauses (1)-(11) and such first paragraph and/or one or more of the exceptions contained in the definition of “Permitted Investments,” in any manner that complies with this covenant.

TLLP declared a distribution of $131 million for the quarter ended September 30, 2016 which was paid on November 14, 2016. Under the terms of the Partnership Agreement, the minimum quarterly distribution for the quarter ended September 30, 2016 was $34 million; or $0.3375 per unit.

Incurrence of Indebtedness and Issuance of Disqualified Equity

TLLP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and TLLP will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, however, that TLLP and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and TLLP and any Restricted Subsidiary may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for TLLP’s Reference Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Equity had been issued, as the case may be, at the beginning of such Reference Period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by TLLP and any Restricted Subsidiary of Indebtedness pursuant to one or more Credit Facilities in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (1), at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of TLLP and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $2,300.0 million and (b) the sum of $900.0 million and 30% of Consolidated Net Tangible Assets (determined as of the date of incurrence and after giving effect to the use of proceeds therefrom);

(2) the incurrence by TLLP, Finance Corp. and its Restricted Subsidiaries of Existing Indebtedness;

(3) the incurrence by TLLP, Finance Corp. and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the Issue Date;

(4) the incurrence by TLLP or any of its Restricted Subsidiaries of Indebtedness represented by Financing Lease Obligations, Synthetic Lease Obligations, mortgage financings or purchase money obligations (including any Acquired Debt), in each case, incurred in connection with the purchase of, or for the purpose of financing all or any part of the purchase price or cost of construction, improvement or development of, property, plant or equipment used or useful in the business of TLLP or any of its Restricted Subsidiaries and related financing costs, and Attributable Debt in respect of sale and leaseback transactions, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), at any time outstanding not to exceed the greater of (a) $300.0 million and (b) 5.0% of TLLP’s Consolidated Net Tangible Assets (determined as of the date of incurrence and after giving effect to the use of proceeds therefrom);

(5) the incurrence by TLLP or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (12) or (13) of this paragraph or this clause (5);

(6) the incurrence by TLLP or any of its Restricted Subsidiaries of intercompany Indebtedness between or among TLLP and any of its Restricted Subsidiaries; provided, however, that:

(a) if TLLP or any Guarantor is the obligor on such Indebtedness and the payee is not TLLP or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of TLLP, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than TLLP or a Restricted Subsidiary of TLLP and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either TLLP or a Restricted Subsidiary of TLLP, will be deemed, in each case, to constitute an incurrence of such Indebtedness by TLLP or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by TLLP or any of its Restricted Subsidiaries of Hedging Obligations;

(8) the guarantee by TLLP or any of the Guarantors of Indebtedness of TLLP or a Restricted Subsidiary of TLLP or Indebtedness incurred by Joint Ventures; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes or Note Guarantees, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(9) the incurrence by TLLP or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation or similar liabilities, health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance contracts, reclamation, statutory obligations, bankers’ acceptances, and bid, performance, advance, payment, deposit, appeal and surety bonds in the ordinary course of business, including guarantees and obligations respecting standby letters of credit supporting such obligations, to the extent not drawn (in each case other than an obligation for money borrowed) and replacements of any of the foregoing;

(10) the incurrence by TLLP or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(11) the issuance by TLLP or any of its Restricted Subsidiaries of Disqualified Equity to TLLP or any of its Restricted Subsidiaries, as the case may be; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests of a Restricted Subsidiary that results in any such Disqualified Equity being held, directly or indirectly, by a Person other than TLLP or a Restricted Subsidiary of TLLP; and

(b) any sale or other transfer of any such Disqualified Equity to a Person that is not either TLLP or a Restricted Subsidiary of TLLP,

will be deemed, in each case, to constitute an issuance of such Disqualified Equity by TLLP or such Restricted Subsidiary that was not permitted by this clause;

(12) the incurrence by TLLP or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(13) the incurrence by TLLP of Indebtedness in the ordinary course of business under documentary letters of credit, which are to be repaid in full not more than one year after the date on which such Indebtedness was originally incurred to finance the purchase of goods by TLLP or any of its Restricted Subsidiaries;

(14) the incurrence of Indebtedness arising from agreements with TLLP or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn-outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary in accordance with the terms of the indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; and

(15) the incurrence by TLLP or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $300.0 million and (b) 5.0% of Consolidated Net Tangible Assets (determined as of the date of incurrence and after giving effect to the use of proceeds therefrom).

TLLP will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of TLLP or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of TLLP solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Disqualified Equity” covenant, in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, TLLP will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided that Indebtedness under the Credit Agreements outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of “Permitted Debt.”

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Equity in the form of additional shares of the same class of Disqualified Equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that TLLP or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

TLLP will not and will not permit any Guarantor to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) (each, a “Subject Lien”) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless:

(1) in the case of Liens securing Subordinated Obligations of TLLP or a Guarantor, the notes or Note Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on a senior basis to the Subordinated Obligations so secured with the same priority that the notes or Note Guarantees, as applicable, have to such Subordinated Obligations until such time as such Subordinated Obligations are no longer so secured by a Lien; and

(2) in the case of Liens securing Senior Indebtedness of TLLP or a Guarantor, the notes or Note Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on an equal and ratable basis with the Senior Indebtedness so secured until such time as such Senior Indebtedness is no longer so secured by a Lien.

Any Lien on property or assets of TLLP or any Guarantor created for the benefit of holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure to the notes. In addition, in the event that a Subject Lien is or becomes a Permitted Lien, TLLP may, at its option and without the consent from any Holder, so long as the Existing Notes are not secured by the Subject Lien, elect to release and discharge any Lien created for the benefit of the Holders pursuant to the preceding paragraph in respect of such Subject Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

TLLP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of TLLP (other than Finance Corp.) that is not a Guarantor to:

(1) pay dividends or make any other distributions on its Equity Interests to TLLP or any of its Restricted Subsidiaries that is a Guarantor, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to TLLP or any of its Restricted Subsidiaries that is a Guarantor; provided that the priority of any preferred equity or similar Equity Interest in receiving dividends or liquidating distributions prior to the payment of dividends or liquidating distributions on common equity shall not be deemed to be a restriction on the ability to make distributions on Capital Stock;

(2) make loans or advances to TLLP or any of its Restricted Subsidiaries that is a Guarantor; or

(3) sell, lease or transfer any of its properties or assets to TLLP or any of its Restricted Subsidiaries that is a Guarantor.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements as in effect on the Issue Date, including the Existing 5.875% Indenture, the Existing 6.125% Indenture, the Existing 5.500% and 6.250% Indenture, the Existing 6.375% Indenture and the Credit Agreements and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the Issue Date;

(2) the indenture, the notes and the Note Guarantees;

(3) agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees;

(4) applicable law, rule, regulation or order;

(5) any instrument governing Indebtedness or Equity Interest of a Person acquired by TLLP or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interest was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6) customary non-assignment provisions in contracts, agreements, licenses and leases entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business and Financing Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary or assets of such Restricted Subsidiary that contains any such restrictions on that Restricted Subsidiary pending such sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements;

(12) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(13) other Indebtedness, Disqualified Equity or preferred securities permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Incurrence of Indebtedness and Issuance of Disqualified Equity” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that, in the good faith judgment of TLLP determined at the time of the incurrence of such Indebtedness, Disqualified Equity or preferred securities, the encumbrances and restrictions contained therein will not materially impair TLLP’s ability to make payments under the notes when due;

(14) encumbrances or restrictions contained in, or in respect of, Hedging Obligations permitted under the indenture from time to time;

(15) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(16) secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness and any related encumbrance or restriction contained in security agreements, mortgages or purchase money agreements.

Merger, Consolidation or Sale of Assets

Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity) or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuers and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) such Issuer is the surviving entity or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as TLLP (or any successor entity) is not a corporation;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) in the case of a transaction involving TLLP and not Finance Corp., TLLP or the Person formed by or surviving any such consolidation or merger (if other than TLLP), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, (a) on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity”; or (b) have a Fixed Charge Coverage Ratio, on the date of such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Reference Period, not less than the Fixed Charge Coverage Ratio of TLLP immediately prior to such transaction; and

(5) such Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the indenture.

Upon any transaction or series of related transactions that are of the type described in, and are effected in accordance with, the foregoing paragraph, the surviving Person (if other than such Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under the indenture and the notes with the same effect as if such surviving Person had been named as such Issuer in the indenture, and when a surviving Person duly assumes all of the obligations and covenants of such Issuer pursuant to the indenture and the notes, the predecessor Person shall be relieved of all such obligations.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among TLLP and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to any merger or consolidation of either Issuer (1) with or into one of TLLP’s Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating such Issuer in another jurisdiction.

Notwithstanding the preceding paragraph, TLLP is permitted to reorganize as any other form of entity in accordance with the procedures established in the indenture; provided that:

(1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of TLLP into a form of entity other than a limited partnership formed under Delaware law;

(2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3) the entity so formed by or resulting from such reorganization assumes all the Obligations of TLLP under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

(4) immediately after such reorganization no Default or Event of Default exists; and

(5) such reorganization is not adverse to the holders of the notes (for purposes of this clause (5) it is stipulated that such reorganization shall not be considered adverse to the holders of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code, or any similar state or local law).

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

TLLP will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of TLLP (each, an “Affiliate Transaction”) if such Affiliate Transaction involves aggregate consideration in excess of $25.0 million, unless:

(1) the Affiliate Transaction is on terms that are no less favorable to TLLP or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by TLLP or such Restricted Subsidiary with an unrelated Person or, if no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to TLLP or the relevant Restricted Subsidiary from a financial point of view; and

(2) TLLP delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, a resolution of the Board of Directors of the General Partner set forth in an officers’ certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by either the Conflicts Committee of the Board of Directors of the General Partner (so long as the members of the Conflicts Committee approving the Affiliate Transaction are disinterested) or a majority of the disinterested members of the Board of Directors of the General Partner.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) reasonable fees and compensation paid to or for the benefit of any employee, officer or director of TLLP, any of its Restricted Subsidiaries or the General Partner, and any employment agreement, customary benefit program or arrangement (including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings and similar plans), equity award, equity option or equity appreciation agreement or plan, officer or director indemnification agreement or any similar arrangement entered into by TLLP, any of its Restricted Subsidiaries or the General Partner existing on the Issue Date, or entered into thereafter in the ordinary course of business, and any indemnities or other transactions permitted or required by bylaw, statutory provisions or any of the foregoing agreements, plans or arrangements;

(2) transactions between or among TLLP and/or its Restricted Subsidiaries;

(3) transactions with a Person that is an Affiliate of TLLP solely because TLLP owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) any issuance of Equity Interests (other than Disqualified Equity) of TLLP to Affiliates of TLLP;

(5) Restricted Payments or Permitted Investments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments”;

(6) customary compensation, indemnification and other benefits made available to officers, directors or employees of TLLP, a Restricted Subsidiary of TLLP or the General Partner, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(7) in the case of gathering, transportation, marketing, hedging, production handling, operating, construction, terminalling, processing, fractionation, storage, lease, platform use, or other operational contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by TLLP or any Restricted Subsidiary and third parties, or if neither TLLP nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s-length basis, as determined by the Board of Directors of the General Partner or the Conflicts Committee of the Board of Directors of the General Partner;

(8) loans or advances to employees in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding;

(9) the existence of, or the performance by TLLP or any Restricted Subsidiary of its obligations under the terms of, any written agreement in effect on the Issue Date, as such agreement may be amended, modified or supplemented from time to time and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by TLLP or any Restricted Subsidiary of its obligations under, any future amendment to such agreements or under any such similar agreements shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not less favorable to the holders in any material respect as compared to the terms of the agreement in effect on the Issue Date;

(10) any transaction in which TLLP or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an Independent Financial Advisor stating that such transaction is fair to TLLP or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

(11) guarantees of performance by TLLP or any of its Restricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money;

(12) (a) guarantees by TLLP or any of its Restricted Subsidiaries of performance of obligations of Unrestricted Subsidiaries or Joint Ventures in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by TLLP or any Restricted Subsidiary of Capital Stock in Unrestricted Subsidiaries or Joint Ventures for the benefit of lenders or other creditors of Unrestricted Subsidiaries or Joint Ventures as contemplated by clause (13) of the definition of “Permitted Liens” with respect to clause (b);

(13) any transactions between TLLP or any Restricted Subsidiary and any Person, a director of which is also a director of TLLP or a Restricted Subsidiary; provided that such director either abstains from voting as a director of TLLP or the Restricted Subsidiary, as applicable, or declares his or her interest in the transaction, in connection with the approval of the transaction; and

(14) any purchase or other acquisition or related transaction pursuant to the Omnibus Agreement.

Limitations on Finance Corp. Activities

Finance Corp. may not incur Indebtedness for borrowed money unless (1) TLLP is a borrower, issuer, co-issuer or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to TLLP, used to acquire outstanding debt securities issued by TLLP or used to repay Indebtedness of TLLP as permitted under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity.” Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for TLLP or its Restricted Subsidiaries.

Additional Guarantors

If, after the Issue Date, any wholly-owned Domestic Subsidiary (other than Finance Corp.) of TLLP that is not already a Guarantor guarantees any other Indebtedness of either of the Issuers under a Credit Facility in an aggregate principal amount in excess of $50.0 million, then that Subsidiary will become a Guarantor by executing and delivering a supplemental indenture to the indenture to the trustee within 30 business days of the date on which it guaranteed or incurred such Indebtedness; provided that the preceding shall not apply to Subsidiaries of TLLP that have been properly designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Notwithstanding the preceding, any Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph will be released in the circumstances described under “—Note Guarantees.”

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the General Partner may designate any Subsidiary of TLLP to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by TLLP and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of “Permitted Investments,” as determined by TLLP; provided that any designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

Any designation of a Subsidiary of TLLP as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of the General Partner giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of TLLP as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity,” TLLP will be in default of such covenant. The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of TLLP; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of TLLP of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity,” calculated on a pro forma basis and (2) no Default or Event of Default would be in existence following such designation.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, TLLP will furnish (whether through hard copy or Internet access) to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if TLLP were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if TLLP were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on TLLP’s consolidated financial statements by TLLP’s independent registered public accounting firm. In addition, TLLP will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time TLLP is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, TLLP will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing; provided that, for so long as TLLP is not subject to the periodic reporting requirements of the Exchange Act for any reason, the time period for filing reports on Form 8-K shall be five business days after the event giving rise to the obligation to file such report. If the SEC will not accept TLLP’s filings for any reason, TLLP will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if TLLP were required to file those reports with the SEC.

If TLLP has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of TLLP and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of TLLP.

In addition, the Issuers and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

TLLP will be deemed to have furnished such reports to the trustee and the holders of the notes if it has filed such reports with the SEC using the EDGAR filing system (or any successor thereto) and such reports are publicly available.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest with respect to the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by TLLP or any of its Restricted Subsidiaries for 30 days after written notice to TLLP by the trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to make a Change of Control Offer within the time periods set forth, or consummate a purchase of the notes when required pursuant to the terms described, under the captions “—Repurchase at the Option of Holders—Change of Control Triggering Event” or comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by TLLP for 120 days after written notice to TLLP by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the covenant described under “—Certain Covenants—Reports”;

(5) failure by TLLP or any of its Restricted Subsidiaries for 60 days after notice to TLLP by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by TLLP or any of its Restricted Subsidiaries (or the payment of which is guaranteed by TLLP or any of its Restricted

Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to pay principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates, without duplication, $100.0 million or more;

(7) failure by an Issuer or any of TLLP’s Restricted Subsidiaries that is a Significant Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million (excluding amounts covered by insurance policies issued by reputable and creditworthy insurance companies for which coverage has not been disclaimed), which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by the indenture, any Note Guarantee from a Guarantor that is a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its Obligations under its Note Guarantee; and

(9) certain events of bankruptcy or insolvency described in the indenture with respect to Finance Corp., TLLP or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Finance Corp., TLLP or any Restricted Subsidiary of TLLP that is a Significant Subsidiary or any group of Restricted Subsidiaries of TLLP that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

In the case of an Event of Default specified in clause (6) of the first paragraph under this caption, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded with respect to the notes, automatically and without any action by the trustee or the holders of the notes, if within 60 days after such Event of Default first arose TLLP delivers an officers’ certificate to the trustee stating that (a) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (b) the holders of the Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (c) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the contractual right to institute suit for the enforcement of any payment of principal, premium, if any, or interest when due or after the respective due dates expressed in an outstanding note, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

The Issuers and the Guarantors are required to deliver to the trustee annually a statement regarding compliance with the indenture. Within ten business days of becoming aware of any Default or Event of Default, the Issuers and the Guarantors are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Unitholders

No director, officer, partner, member, employee, incorporator, manager or unitholder or other owner of Equity Interest of the Issuers, the General Partner or any of their Subsidiaries, as such, will have any liability for any obligations of the Issuers or any Guarantor under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may at their option and at any time, elect to have all of the Issuers’ obligations discharged with respect to the outstanding notes and all Obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the contractual rights of holders of outstanding notes to institute suit for the enforcement of any payments in respect of the principal of, or interest, or premium, if any, on, the notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ and the Guarantors’ Obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, TLLP may, at its option and at any time, elect to have the Obligations of the Issuers and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and all Obligations of the Guarantor with respect to their Note Guarantees discharged, and thereafter any omission to comply with those covenants or Note Guarantees will not constitute a Default or Event of Default with respect to the notes or the Note Guarantees. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events relating to TLLP) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Note Guarantee and any security for the notes (other than the trust) will be released.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of the proceeds of which will be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which TLLP or any of its Subsidiaries is a party or by which TLLP or any of its Subsidiaries is bound, or if such breach, violation or default would occur, which is not waived as of, and for all purposes, on and after, the date of such deposit;

(6) the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the

Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7) the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise, will become due and payable within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which any Issuer or any Guarantor is a party or by which any Issuer or any Guarantor is bound;

(3) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it, under the indenture; and

(4) the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver to the trustee (a) an officers’ certificate, stating that all conditions precedent set forth in clauses (1) through (4) above have been satisfied and (b) an opinion of counsel (which opinion of counsel may be subject to customary assumptions and qualifications), stating that all conditions precedent to satisfaction and discharge set forth in clauses (2) and (4) above have been satisfied; provided that the opinion of counsel with respect to clause (2) above may be to the knowledge of such counsel.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter any of the provisions with respect to the redemption of the notes; provided, however, that any purchase or repurchase of notes, including pursuant to the covenants described above under the caption “—Repurchase at the Option of Holders,” shall not be deemed a redemption of the notes;

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in currency other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the contractual rights of holders of outstanding notes to institute suit for the enforcement of any payments of principal of, or interest or premium, if any, on, such holder’s notes on or after the respective due dates expressed in an outstanding note (other than as permitted by clause (7) below);

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor that is a Significant Subsidiary with respect to its Note Guarantee from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture and so long as such Guarantor released is also released from the Existing Notes; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Issuers’ or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture or the Note Guarantees to any provision of this “Description of Notes” section to the extent that such provision was intended to be a verbatim recitation of a provision of the indenture or Note Guarantee;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes or to reflect the release of a Note Guarantee in accordance with the indenture;

(9) to secure the notes and/or the Note Guarantees;

(10) to comply with the rules of any applicable securities depository;

(11) to provide for the reorganization of TLLP as any other form of entity, in accordance with the second to last paragraph of “—Certain Covenants—Merger, Consolidation or Sale of Assets;” or

(12) to evidence and provide for the acceptance and appointment under the indenture of a successor trustee thereunder pursuant to the requirements thereof.

Concerning the Trustee

If the trustee becomes a creditor of the Issuers or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this offering memorandum may obtain a copy of the indenture without charge by writing to Tesoro Logistics LP at 19100 Ridgewood Parkway, San Antonio, Texas 78259-1828, Attention: General Counsel.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Restricted Subsidiary of such specific Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such asset being acquired by such Person.

“Acquisition” means the acquisition of QEP Field Services, LLC pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Membership Interest Purchase Agreement, dated as of October 19, 2014, by and between Tesoro Logistics LP and QEP Field Services Company.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means,

with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at January     , 2021 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through January     , 2021 (excluding accrued and unpaid interest to, but excluding, the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note; and

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights of TLLP or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of TLLP and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control Triggering Event” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of TLLP’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any sale, assignment, lease, license, transfer, abandonment or other disposition of (A) damaged, worn-out, unserviceable or other obsolete or excess equipment or other property or (B) other property no longer necessary for the proper conduct of the business of TLLP or any of its Subsidiaries;

(2) any single transaction or series of related transactions that: (a) involves assets having a Fair Market Value of less than $50.0 million or (b) results in net proceeds to TLLP and its Restricted Subsidiaries of less than $50.0 million;

(3) a transfer of assets between or among TLLP and its Restricted Subsidiaries;

(4) an issuance of Equity Interests by a Restricted Subsidiary of TLLP to TLLP or to a Restricted Subsidiary of TLLP;

(5) the sale or lease of products, equipment, services or accounts receivable in the ordinary course of business;

(6) the trade, sale, exchange or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments;

(7) a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(8) any lease of assets entered into in the ordinary course of business and with respect to which TLLP or any Restricted Subsidiary of TLLP is the lessor and the lessee has no option to purchase such assets for less than fair market value at any time the right to acquire such asset occurs;

(9) any trade or exchange by TLLP or any Restricted Subsidiary of properties or assets of any type for properties or assets of any type owned or held by another Person, including any disposition of some or all of the Equity Interests of a Restricted Subsidiary, provided that the fair market value of the properties or assets traded or exchanged by TLLP or such Restricted Subsidiary (together with any cash or Cash Equivalent together with the liabilities assumed) is reasonably equivalent to the fair market value of the properties or assets (together with any cash or Cash Equivalent together with liabilities assumed) to be received by TLLP or such Restricted Subsidiary; and provided, further, that any cash received must be applied in accordance with the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(10) the disposition of assets received in settlement of debts accrued in the ordinary course of business;

(11) the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption “—Certain Covenants—Liens”;

(12) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(13) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; and

(14) any disposition of defaulted receivables that arose in the ordinary course of business for collection.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, TLLP, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Attributable Debt” in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. As used in the preceding sentence, “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates, utilities, operating and labor costs and other items that do not constitute payment for property rights. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors or Board of Managers of the general partner of the partnership, or in the case of TLLP, the Board of Directors of the General Partner;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or fully guaranteed or insured by the United States government or any agency thereof having maturities of not more than twenty-four (24) months from the date of acquisition thereof;

(3) time deposits with, certificates of deposit, bankers’ acceptances or Eurodollar time deposits of, any commercial bank that (a) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia or any United States branch of a foreign bank, and is a member of the Federal Reserve System, (b) issues long term securities with a rating of at least A- (or then equivalent grade, in each case with a stable outlook) by S&P and A3 (or then equivalent grade, in each case with a stable outlook) by Moody’s at the time of acquisition and (c) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than twenty-four (24) months from the date of acquisition thereof;

(4) commercial paper of an issuer rated at least “A-2” (or the then equivalent grade) by S&P or “P-2” (or the then equivalent grade) by Moody’s at the time of acquisition or guaranteed by a letter of credit issued by a financial institution rated at least A- (or then equivalent grade, in each case with stable outlook) by S&P and A3 (or then equivalent grade, in each case with stable outlook) by Moody’s at the time of acquisition and such financial institution otherwise meets the requirements of subsections (a) and (c) of clause (3) of this definition, in each case having a tenor of not more than 270 days;

(5) taxable and tax-exempt municipal securities rated at least A- (or then equivalent grade) by S&P and A3 (or then equivalent grade) by Moody’s, including variable rate municipal securities, having maturities or put rights of not more than twenty-four (24) months from the date of acquisition;

(6) corporate or bank debt of an issuer rated at least A- (or then equivalent grade, in each case with a stable outlook) by S&P and A3 (or then equivalent grade, in each case with stable outlook) by Moody’s at the time of acquisition and having maturities of not more than twenty-four (24) months from the date of acquisition;

(7) repurchase agreements relating to any of the investments listed in clauses (1) through (6) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital and surplus of not less than $500,000,000 whose long term securities are rated at least A- (or then equivalent grade) by S&P and A3 (or then equivalent grade) by Moody’s at the time of acquisition;

(8) asset-backed securities having as the underlying asset securities issued or guaranteed by the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association rated at least A-(or then equivalent grade, in each case with stable outlook) by S&P and A3 (or then equivalent grade, in each case with case with stable outlook) by Moody’s at the time of acquisition and having maturities of not more than twenty-four (24) months from the date of acquisition; and

(9) Investments, classified in accordance with GAAP as current assets of TLLP or any of its Subsidiaries, in money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clauses (1) through (8) above of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of TLLP and its Subsidiaries taken as a whole (unless immediately following such sale, lease, transfer, conveyance or other disposition in compliance with the indenture such assets are owned, directly or indirectly, by (A) TLLP or a Subsidiary of TLLP, (B) a Person controlled by TLLP or a Subsidiary of TLLP or (C) a Qualified Owner) to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of TLLP or the removal of the General Partner by the limited partners of TLLP; or

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than a Qualified Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares.

Notwithstanding the preceding, (a) a conversion of TLLP from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as defined above) who Beneficially Owned the Capital Stock of TLLP immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, (b) a “person” or “group” shall not be deemed to Beneficially Own securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement, (c) if any “group” (other than a Qualified Owner) includes one or more Qualified Owners, the issued and outstanding Voting Stock of TLLP owned, directly or indirectly, by any Qualified Owners that are part of such group shall be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (d) a “person” or “group” will not be deemed to beneficially own the Voting Stock of a person (the “Subject Person”) held by a parent of such Subject Person unless it owns 50% or more of the total voting power of the Voting Stock of such parent.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to the notes.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount (to the extent not included in Consolidated Net Income) equal to the dividends or distributions paid during such period in cash or Cash Equivalents to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary of such Person; plus

(2) an amount equal to (i) any extraordinary loss plus (ii) any net loss realized by such Person or any of its Restricted Subsidiaries in connection with sales of assets or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, in each case, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(3) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(4) the Fixed Charges of such Person and its Restricted Subsidiaries for such period (together with items excluded from the definition of “Fixed Charges” pursuant to clauses (1)(a)(s) through (z) and clause (2) thereof), to the extent that any such Fixed Charges was deducted in computing such Consolidated Net Income; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(6) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and other than any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income attributable to such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the aggregate Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) [reserved];

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) unrealized losses and gains under Hedging Obligations included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Accounting Standards Codification No. 815 will be excluded;

(5) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any asset sale (including dispositions pursuant to sale-and-leaseback transactions) or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness or Hedging Obligations of such Person shall be excluded;

(6) any impairment charge or asset write-off pursuant to Accounting Standards Codification No. 350, “Goodwill and Other Intangible Assets,” shall be excluded;

(7) any non-cash or other charges relating to any premium or penalty paid, write-off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity shall be excluded;

(8) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards shall be excluded; and

(9) any extraordinary, unusual or nonrecurring gain, loss or charge, together with any related provision for taxes on such extraordinary or nonrecurring gain, loss or charge, shall be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet, with such pro forma adjustments to total assets, reserves, current liabilities, goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Credit Agreements” means (1) that certain Third Amended and Restated Credit Agreement, dated as of January 29, 2016, by and among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the financial institutions from time to time party thereto, providing for revolving credit borrowings, letters of credit and swing line loans, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time and (2) that certain Credit Agreement, dated as of January 29, 2016, by and among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, and the financial institutions from time to time party thereto, providing for revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreements) or commercial paper facilities or Debt Issuances, in each case, not with Tesoro Corporation or any parent of TLLP (other than a facility the portion of which Tesoro Corporation or any parent of TLLP loans, finances or otherwise invests or participates in constitutes less than 10% of the proposed or outstanding issue amount of such facility, Debt Issuance or class of securities), providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances) and any agreements and related documents governing Indebtedness or Obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other lenders, investors or any of the foregoing and whether provided under the original agreement, indenture or other documentation relating thereto.

“Debt Issuances” means, with respect to TLLP or any of its Restricted Subsidiaries, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Equity” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature, except such Equity Interest that is solely redeemable with, or solely exchangeable for, any Equity Interest of such person that is not Disqualified Equity. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders of the Equity Interest have the right to require TLLP or any of its Restricted Subsidiaries to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity if the terms of such Equity Interest provide that TLLP or such Restricted Subsidiary may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of TLLP that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Equity Interests (other than Disqualified Equity) made for cash on a primary basis by TLLP after the Issue Date that has not been applied to redeem, prepay or refinance any other Indebtedness (other than the temporary repayment of Indebtedness under a revolving facility).

“Existing 5.500% and 6.250% Indenture” means the Indenture dated October 29, 2014, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented as of the Issue Date.

“Existing 5.875% Indenture” means the Indenture dated September 14, 2012, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented as of the Issue Date.

“Existing 6.125% Indenture” means the Indenture dated August 1, 2013, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented as of the Issue Date.

“Existing 6.375% Indenture” means the Indenture dated May 12, 2016, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented as of the Issue Date.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of TLLP and its Subsidiaries (other than Indebtedness under the Credit Agreements and the notes and the related Guarantees) in existence on the Issue Date, including the Existing Senior Notes.

“Existing Senior Notes” means the $600.0 million 5.875% senior notes of the Issuers due 2020 issued under the Existing 5.875% Indenture, the $800.0 million 6.125% senior notes of the Issuers due 2021 issued under the Existing 6.125% Indenture, the $500.0 million 5.500% senior notes of the Issuers due 2019 issued under the Existing 5.500% and 6.250% Indenture, the $800.0 million 6.250% senior notes of the Issuers due 2022 issued under the Existing 5.500% and 6.250% Indenture and the $450.0 million 6.375% senior notes of the Issuers due 2024 issued under the Existing 6.375% Indenture.

“Fair Market Value” means, with respect to consideration received or to be received, or given or to be given, pursuant to any transaction by TLLP or any Restricted Subsidiary, the fair market value of such consideration as determined in good faith by the Board of Directors of the General Partner, the Conflicts Committee of the Board of Directors of the General Partner or senior management of TLLP or the General Partner.

“Financing Lease Obligation” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be, at the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected on such balance sheet (excluding the footnotes thereto) in accordance with GAAP. The Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness or issues, repurchases or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable Reference Period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions (including, without limitation, a single asset, a division or segment or an entire company) that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, asset purchase transactions or consolidations and including any related financing transactions during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the Reference Period, including any Consolidated Cash Flow and any pro forma expense and cost reductions and operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of TLLP (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of the applicable period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

(5) if any Indebtedness is incurred or repaid under a revolving credit facility and is being given pro forma effect, the interest on such indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation, or if lower, the maximum commitments under such revolving credit facility on the Calculation Date.

“Fixed Charges” means, with respect to any specified Person for any period,

(1) the sum, without duplication, of:

(a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Financing Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates and excluding (s) penalties and interest relating to taxes, (t) any “additional interest” relating to customary registration rights with respect to securities, (u) non-cash interest expense attributable to movement in mark-to-market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder and under GAAP), (v) accretion or accrual of discounts with respect to liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and, with respect to Indebtedness issued in connection with the Acquisition, original issue discount, (y) any expensing of bridge, commitment and other financing fees and (z) any lease, rental or other expense in connection with a Non-Financing Lease Obligation; plus

(b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(c) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(d) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable (i) solely in Equity Interests of TLLP (other than Disqualified Equity) or (ii) to TLLP or a Restricted Subsidiary of TLLP; minus

(2) to the extent included in (1) above, write-off of non-recurring deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, paying any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

If there occurs a change in generally accepted accounting principles occurring after the Issue Date (including with respect to the treatment of leases and revenue recognition) and such change would cause a change in the method of calculation of standards or terms used in the Indenture (an “Accounting Change”), then TLLP may elect, as evidenced by a written notice of TLLP to the trustee, that such standards or terms shall be calculated as if such Accounting Change had not occurred. Any such election with respect to such Accounting Change may not thereafter be changed.

“General Partner” means Tesoro Logistics GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of TLLP or as the business entity with the ultimate authority to manage the business and operations of TLLP.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1) the Subsidiaries of TLLP, other than Finance Corp., executing the indenture as initial Guarantors;

(2) each of TLLP’s Restricted Subsidiaries that becomes a guarantor of the notes pursuant to the covenant described above under “—Certain Covenants—Additional Guarantors”; and

(3) each other Person executing supplemental indenture in which such Person agrees to be bound by the terms of the indenture;

provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred not for speculative purposes under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) reimbursement obligations in respect of bankers’ acceptances or letters of credit;

(4) representing Financing Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any earn-out obligations until after becoming due and payable, has not been paid and such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations), but excluding amounts recorded in accordance with Accounting Standards Codification No. 815, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Lien on any asset (other than Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by TLLP or any Restricted Subsidiary of TLLP, in each case, securing Indebtedness of such Unrestricted Subsidiary or Joint Venture, as applicable) of the specified Person (whether or not such

Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness will be the lesser of the amount of such Person’s obligation or indebtedness and the Fair Market Value of such assets and (ii) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(1) accrued expenses and trade accounts payable arising in the ordinary course of business;

(2) the incurrence by TLLP or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety, appeal, payment, insurance contracts and similar bonds issued for the account of TLLP and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of TLLP or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(3) any Indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such Indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness;

(4) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five business days of its incurrence;

(5) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; and

(6) Non-Financing Lease Obligations or other obligations under or in respect of straight-line leases or operating leases.

“Independent Financial Advisor” means a nationally recognized accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors of the General Partner, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to TLLP and its Affiliates; provided, that providing accounting, appraisal or investment banking services to TLLP or any of its Affiliates or having an employee, officer or other representative serving as a member of the Board of Directors of the General Partner or any of its Affiliates will not disqualify any firm from being an Independent Financial Advisor.

“Investment Grade Rating” of the notes, means that the notes shall have been assigned a Moody’s rating of Baa3 or higher or an S&P rating of BBB- or higher, or if one of such rating agencies shall not make a rating on the notes publicly available for reasons outside the control of the Issuers, then “Investment Grade Rating” shall mean that the notes shall have been assigned such a rating by one of such rating agencies and an equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act selected by the Issuers.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (other than advances to customers in the ordinary course of business which are recorded as accounts receivable on the balance sheet of the lender and commissions, moving, travel and similar advances to employees and officers made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet (excluding the footnotes) prepared in accordance with GAAP.

If TLLP or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any investment by TLLP or any Restricted Subsidiary in such Person remaining after giving effect thereto shall not be deemed to be an Investment at such time.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents by TLLP or a Restricted Subsidiary in respect of such Investment.

“Issue Date” means the first date on which the notes are issued, authenticated and delivered under the indenture.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of TLLP in which TLLP or any of its Restricted Subsidiaries makes any Investment.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement. In no event shall a right of first refusal be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by TLLP or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale and any related severance and associated costs, expenses and charges of personnel related to the sold assets and related operations,

(2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, and

(4) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by TLLP or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to TLLP or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on either the balance sheet or the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither TLLP nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, in each case, other than a pledge of the Equity Interests of an Unrestricted Subsidiary that is an obligor on such Indebtedness; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of TLLP or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

For purposes of determining compliance with the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” above, in the event that any Non-Recourse Debt of any of TLLP’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of TLLP.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Omnibus Agreement” means the Third Amended and Restated Omnibus Agreement, dated as of July 1, 2014, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, TLLP and the General Partner, as may be amended, supplemented or modified; provided such amendment, supplement or modification is not disadvantageous in any material respect to the holders of notes when taken as a whole as compared to the Omnibus Agreement as in effect on the Issue Date, as determined in good faith by TLLP.

“Operating Surplus” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP, dated as of April 26, 2011, as such may be further amended, modified or supplemented from time to time.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Equity of TLLP or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Equity was Indebtedness or Disqualified Equity of (i) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary or (ii) a Person that merged with or consolidated into TLLP or a Restricted Subsidiary; provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged and amalgamated into TLLP or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, (a) TLLP would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” or (b) the Fixed Charge Coverage Ratio for TLLP would be equal to or greater than the Fixed Charge Coverage Ratio for TLLP immediately prior to such transaction.

“Permitted Business” means either (1) marketing, gathering, transporting (by barge, pipeline, ship, truck or other modes of hydrocarbon transportation), terminalling, storing, producing, acquiring, developing, exploring for, exploiting, processing, fractionation, dehydrating and otherwise handling crude oil, gas, casinghead gas, drip gasoline, natural gasoline, condensates, distillates, liquid hydrocarbons, asphalt, gaseous hydrocarbons and all other constituents, elements, compounds or products refined or processed from any of the foregoing, which activities shall include, for the avoidance of doubt, constructing pipeline, platform, dehydration, processing, fractionation, storing and other energy-related facilities, and activities or services reasonably related or ancillary thereto, including entering into purchase and sale agreements, supply agreements and Hedging Obligations related to these businesses, (2) any other business that generates gross income at least 90% of which constitutes “qualifying income” under Section 7704(d) of the Code or (3) any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) or (2) of this definition.

“Permitted Business Investments” means Investments by TLLP or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of TLLP or in any Joint Venture, provided that:

(1) either (a) at the time of such Investment and immediately thereafter, TLLP could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” above or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in the covenant described under “—Certain Covenants—Restricted Payments”) not previously expended at the time of making such Investment;

(2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiaries or Joint Venture that is recourse to TLLP or any of its Restricted Subsidiaries could, at the time such Investment is made, be incurred at that time by TLLP and its Restricted Subsidiaries under the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity”; and

(3) such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(1) any Investment in TLLP or in a Restricted Subsidiary of TLLP;

(2) any Investment in cash and Cash Equivalents or deposit accounts;

(3) any Investment by TLLP or any Restricted Subsidiary of TLLP in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of TLLP; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, TLLP or a Restricted Subsidiary of TLLP;

(4) any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from:

(a) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; or

(b) a disposition of assets that does not constitute an Asset Sale;

(5) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of TLLP;

(6) any Investments received in compromise, settlement or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of TLLP or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure, perfection or enforcement by TLLP or any of its Restricted Subsidiaries with respect to any secured Investment in default, (b) claims or disputes owed to TLLP or any Restricted Subsidiary of TLLP that arose out of transactions in the ordinary course of business or (c) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments in the form of intercompany Indebtedness or guarantees of Indebtedness of a Restricted Subsidiary of TLLP permitted under clauses (6) and (11) of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

(8) Investments represented by Hedging Obligations permitted to be incurred in accordance with the provisions of the indenture;

(9) loans or advances to employees made in the ordinary course of business of TLLP or any Restricted Subsidiary of TLLP in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(10) repurchases of the notes;

(11) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

(12) Permitted Business Investments;

(13) Investments pursuant to agreements and obligations of TLLP and any Restricted Subsidiary in effect on the Issue Date and any renewals or replacements thereof on terms and conditions not materially less favorable to TLLP or such Restricted Subsidiary, as the case may be, than the terms of the Investment being renewed or replaced;

(14) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding not to exceed the greater of (a) $300.0 million and (b) 5.0% of TLLP’s Consolidated Net Tangible Assets; provided, however, that any Investment pursuant to this clause (14) made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (14) for so long as such Person continues to be a Restricted Subsidiary; and

(15) Investments made in Joint Ventures having an aggregate fair market value taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding, not to exceed the greater of (a) $300.0 million and (b) 5.0% of TLLP’s Consolidated Net Tangible Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that any Investment pursuant to this clause (15) made in any Person that is a Joint Venture at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary;

provided, however, that with respect to any Investment, TLLP may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment to one or more of the above clauses (1) through (15) so that the entire Investment would be a Permitted Investment.

“Permitted Liens” means:

(1) Liens securing any Indebtedness under any Credit Facility and all Obligations and Hedging Obligations relating to such Indebtedness;

(2) Liens in favor of TLLP or the Guarantors;

(3) Liens on property of a Person existing at the time (a) such Person is merged with or into or consolidated with TLLP or any Subsidiary of TLLP, (b) such Person becomes a Restricted Subsidiary or (c) such property is otherwise acquired by TLLP or a Restricted Subsidiary; provided that such Liens were in existence prior to such merger, consolidation or other acquisition and do not extend to any assets other than those of the Person merged into or consolidated with TLLP or the Subsidiary in the case of a merger or consolidation pursuant to clause (a) or such property in the case of such other acquisition in the case of clause (b) or (c);

(4) Liens and deposits to secure the performance of statutory obligations, surety or appeal bonds, workers’ compensation obligations, unemployment insurance, reimbursement obligations owed to insurers, bids, performance bonds, leases, statutory obligations, other types of social security or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(5) Liens to secure Indebtedness (including Financing Lease Obligations) permitted by clause (4) or (12) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” covering only the assets acquired, constructed, improved or developed with, or secured by, such Indebtedness;

(6) Liens existing on the Issue Date (other than Liens securing the Credit Facilities);

(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings diligently pursued; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, repairman’s, materialmen’s, mechanics’ and other like Liens, in each case, incurred in the ordinary course of business;

(9) defects, irregularities and deficiencies in title of any rights-of-way or other property, survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions and other similar encumbrances as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially interfere with the ordinary conduct of the business of TLLP or any of its Subsidiaries and defects, irregularities and deficiencies in title to any property of TLLP or any of its Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation;

(10) inchoate Liens arising under the Employee Retirement Income Security Act of 1974, and any amendments thereto;

(11) Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(12) Liens on any property or asset acquired, constructed or improved by TLLP or any of its Restricted Subsidiaries, which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the Fair Market Value of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

(13) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by TLLP or any Restricted Subsidiary of TLLP to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(14) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of TLLP or any of its Subsidiaries on deposit with or in possession of such bank;

(15) Liens to secure performance of Hedging Obligations of TLLP or any of its Restricted Subsidiaries;

(16) Liens on pipelines or pipeline facilities that arise by operation of law;

(17) Liens incurred in the ordinary course of business of TLLP or any Restricted Subsidiary of TLLP with respect to obligations that at any one time outstanding do not exceed the greater of $300.0 million and (b) 5.0% of Consolidated Net Tangible Assets;

(18) Liens resulting from the deposit of money or other Cash Equivalents or other evidence of Indebtedness in trust for the purpose of defeasing Indebtedness of TLLP or any of its Restricted Subsidiaries;

(19) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original

Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay accrued interest on such Indebtedness and any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(20) Liens relating to future escrow arrangements securing Indebtedness incurred in accordance with the indenture;

(21) any interest or title of a lessor under any lease entered into by TLLP or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

(22) any Lien securing Indebtedness, neither assumed nor guaranteed by TLLP or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by TLLP for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (22) does not materially impair the use of the property covered by such Lien for the purposes of which such property is held by TLLP or any of its Subsidiaries;

(23) any obligations or duties affecting any of the property of TLLP or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(24) Liens upon specific items of inventory, accounts receivables or other goods and proceeds of TLLP or any Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, accounts receivables or other goods and proceeds;

(25) any Liens securing industrial development, pollution control or similar bonds;

(26) Liens renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (25) above; provided that (a) the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinance or refund of such Lien, plus all accrued interest on the Indebtedness secured thereby and the amount of all fees, expenses and premiums incurred in connection therewith, and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby; and

(27) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing, defeasing or discharging Indebtedness so long as such deposit of funds or securities and such decreasing, defeasing or discharging of Indebtedness are permitted under the covenant described under the caption “—Certain Covenants—Restricted Payments”.

“Permitted Refinancing Indebtedness” means any Indebtedness of TLLP or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of TLLP or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that extends, refinances, renews, replaces, defeases or refunds Permitted Refinancing Indebtedness; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes or the Note Guarantees, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by TLLP or by a Restricted Subsidiary who is an obligor on or guarantor of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Owner” means, collectively (a) Tesoro Corporation, (b) each Person of which Tesoro Corporation is a direct or indirect Subsidiary, (c) each Person which is a direct or indirect Subsidiary of any Person described in clause (a) or (b) of this definition and (d) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing or any Qualified Owner specified in the last sentence of this definition are members and any member of such group; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Persons specified in clauses (a), (b) and (c) above and Person or group specified in the last sentence of this definition, collectively, own, directly or indirectly, more than 50% of the total voting power of the Voting Stock of TLLP. Any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) whose acquisition of beneficial ownership constitutes a Change of Control Triggering Event in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Qualified Owner.

“Rating Decline” means the occurrence of a decrease in the rating of the notes of such series by one or more gradations by each of Moody’s and S&P (including gradations within the rating categories, as well as between categories), within 60 days before or after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of TLLP to effect a Change of Control (which 60-day period shall be extended so long as the rating of such notes is under publicly announced consideration for possible downgrade by either Moody’s or S&P); provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event) unless each of Moody’s and S&P making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the trustee in writing at TLLP’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline); provided, further, that notwithstanding the foregoing, a Ratings Decline shall not be deemed to have occurred so long as the notes have an Investment Grade Rating.

“Reference Period” means, with respect to any date of determination, the four most recent fiscal quarters of TLLP for which internal financial statements are available.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Senior Indebtedness” means with respect to any Person, Indebtedness of such Person, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is subordinate in right of payment to the notes or the Note Guarantee of such Person, as the case may be.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of TLLP (whether outstanding on the Issue Date or thereafter incurred) which pursuant to a written agreement is subordinate or junior in right of payment to the notes and any Indebtedness of a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which pursuant to a written agreement is subordinate or junior in right of payment to its Note Guarantee.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of shares of the Voting Stock is at the time owned, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (x) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally to such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Treasury Rate” means, with respect to the notes, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January     , 2021; provided, however, that if the period from the redemption date to January     , 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of TLLP (other than Finance Corp. or any successor to it) that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt; and

(2) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of TLLP or any of its Restricted Subsidiaries.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries. Any designation of a Subsidiary of TLLP as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of TLLP as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity,” TLLP will be in default of such covenant.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

BOOK-ENTRY, DELIVERY AND FORM

We have obtained the information in this section concerning The Depository Trust Company, or DTC, Clearstream Banking, S.A., Luxembourg, or Clearstream, Luxembourg, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.

So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described below under the heading “—Certificated notes”:

•	you will not be entitled to receive a certificate representing your interest in the notes;

•	all references in this prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except as provided below in “—Certificated notes.”

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-entry format

Under the book-entry format, the paying agent will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers within and among book-entry systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash amount only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•

we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Exchange Act, and the trustee or we are unable to locate a qualified successor within 90 days;

•	an event of default has occurred and is continuing under the indenture; or

•	we, at our option, elect to terminate the book-entry system through DTC.

If any of the three above events occurs, DTC is required to notify all direct participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the notes along with instructions for re-registration. The trustee will re-issue the debt securities in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

Unless and until we issue the notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the notes; (2) all references in this prospectus or an accompanying prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus or an accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the notes, for distribution to you in accordance with its policies and procedures.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

The following is a summary of certain United States federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes. This summary deals only with notes held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)) by persons who purchase the notes for cash upon original issuance at their initial offering price set forth on the cover page.

As used herein, a “U.S. holder” means a beneficial owner of the notes that is, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation that is created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Except as modified for estate tax purposes (as discussed below), as used herein, the term “non-U.S. holder” means a beneficial owner of the notes that, for United States federal income tax purposes, is an individual, corporation, estate or trust that is not a U.S. holder.

If any entity classified as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt entity;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity (or an investor in such an entity);

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a U.S. holder that holds its notes through a non-U.S. broker or other non-U.S. intermediary;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based on the Code, United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income and estate tax consequences different from those summarized below. We have not sought and do not expect to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any United States federal tax consequences other than income taxes, and in the case of non-U.S. holders, estate taxes (such as gift taxes or the Medicare tax on certain investment income) and does not address state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the United States federal income and estate tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under other United States federal tax laws and/or the laws of any other taxing jurisdiction.

Tax consequences to U.S. holders

The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the notes.

Stated interest. Stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued, depending on such holder’s regular method of accounting for United States federal income tax purposes.

Sale, exchange, retirement, redemption or other taxable disposition of notes. Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less any amount attributable to accrued and unpaid stated interest, which will be treated in the manner described above) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for that note. Any gain or loss will be capital gain or loss. Capital gains of non-corporate holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Tax consequences to non-U.S. holders

The following is a summary of certain United States federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

United States federal withholding tax. Subject to the discussion of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of our capital or profits interests within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us within the meaning of the Code;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (1) you provide your name and address on an applicable IRS Form W-8 (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (2) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States federal income tax”).

The 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement, redemption or other taxable disposition of a note.

United States federal income tax. If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis in generally the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax described above will not apply, provided the certification requirements discussed above in “—United States federal withholding tax” are satisfied.

Any gain realized on the sale, exchange, retirement, redemption or other taxable disposition of a note generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will be subject to United States federal income tax in generally the same manner as effectively connected interest is taxed (as discussed above); or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will be subject to a flat 30% United States federal income tax on the gain derived from the sale or other taxable disposition, which may be offset by certain United States source capital losses.

United States federal estate tax. If you are an individual who is neither a citizen nor a resident (as specifically defined for United States federal estate tax purposes) of the United States at the time of your death, your estate will not be subject to United States federal estate tax on notes beneficially owned (or deemed to be beneficially owned) by you at the time of your death, provided that any interest payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “—United States federal withholding tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information reporting and backup withholding

U.S. holders. In general, information reporting requirements will apply to payments of stated interest on the notes and the proceeds of a sale or other taxable disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to any amounts described in the preceding sentence if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. holders. Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes that are made to you provided that the applicable withholding agent has received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “—Tax consequences to non-U.S. holders—United States federal withholding tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the applicable withholding agent under penalties of perjury that you are a non-U.S. holder, or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional withholding requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest income paid on the notes and, for a disposition of a note occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). The foregoing rules generally will apply whether the foreign financial institution or nonfinancial foreign entity is the beneficial owner of the notes or an intermediary. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Tax consequences to non-U.S. holders—United States federal withholding tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which an issuer, a subsidiary guarantor or an underwriter, is or is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction.

Fiduciaries of ERISA Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes (or any interest therein) constitutes the assets of any Plan or (ii) the purchase and holding of the notes (or any interest therein) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

UNDERWRITING

RBC Capital Markets, LLC is acting as the representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have severally agreed to sell to them, the respective principal amount of notes set forth opposite their names below.

Underwriter	Principal amount of notes
RBC Capital Markets, LLC	$
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
PNC Capital Markets LLC
TD Securities (USA) LLC

Total		$750,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any notes sold by the underwriters to securities dealers may be sold at a discount or a commission from the initial public offering price not to exceed $             per note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed $             per note. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We have agreed that, for a period of 30 days from the date of this prospectus, we will not, without the prior written consent of RBC Capital Markets, LLC, offer, sell, or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by us. RBC Capital Markets, LLC in its sole discretion may release any of the securities subject to these lock-up agreements at anytime without notice.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
Per note		%

The underwriters may facilitate the marketing of this offering directly or through one of their affiliates.

We estimate that our total expenses for this offering will be approximately $             million.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Because the Financial Industry Regulatory Authority, Inc., or FINRA, views our common units as interests in a direct participation program there is no conflict of interest between us and the underwriters under Rule 5121 of the FINRA Rules and the offering of the securities under the registration statement of which this prospectus forms a part is being made in compliance with Rule 2310 of the FINRA Rules.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, certain of the underwriters and/or their affiliates are lenders and/or agents under the Credit Facilities, and as lenders under the Dropdown Credit Facility will receive a portion of the proceeds from this offering. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. Certain of the underwriters and their respective affiliates also acted as underwriters or initial purchasers in connection with the issuance of our outstanding notes and received customary placement fees in connection therewith.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in each relevant member state.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the notes described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain matters of Colorado law have been passed upon for us by Gibson, Dunn & Crutcher LLP. Certain legal matters with respect to the notes will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The combined consolidated financial statements of Tesoro Logistics LP as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, appearing in Tesoro Logistics LP’s Current Report (Form 8-K) dated November 29, 2016, and the effectiveness of Tesoro Logistics LP’s internal control over financial reporting as of December 31, 2015, appearing in Tesoro Logistics LP’s annual report on Form 10-K for the year ended December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such combined consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical consolidated financial statements of QEP Field Services Company, included as Exhibit 99.4 of Tesoro Logistics LP’s Current Report on Form 8-K dated October 19, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical combined statements of revenues and direct operating expenses of the Northwest Products System, a component of Chevron Pipeline Company, included as Exhibit 99.1 to Tesoro Logistics LP’s Current Report on Form 8-K/A filed on August 8, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You also may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common units are listed and traded on the NYSE under the trading symbol “TLLP.” Our reports, proxy statements and other information filed with the SEC also can be inspected and copied at the NYSE, 20 Broad Street, New York, New York. Our internet address is http://www.tesorologistics.com. The information on or accessible through our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the notes offered by this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the closing of this offering will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us. Any information referred to in this way is considered part of this prospectus from the date we filed that document.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 5, 2016, August 8, 2016 and November 1, 2016, respectively;

•

our Current Reports on Form 8-K or 8-K/A filed on June 19, 2013 (excluding Item 7.01 and related Exhibits 99.4 and 99.5), August 8, 2013 (second filing), October 20, 2014 (excluding Item 7.01 and related Exhibits 99.1, 99.2 and 99.3), February 3, 2016 (excluding Item 7.01), February 11, 2016, March 7, 2016, May 12, 2016, June 10, 2016 (excluding Item 7.01 and related Exhibits 99.1 and 99.2), July 7, 2016 (excluding Item 7.01 and related Exhibit 99.1), September 19, 2016, September 22, 2016 (excluding Item 7.01 and related Exhibit 99.1), October 5, 2016, November 21, 2016 and November 29, 2016 (three filings); and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and before the termination of the offer to which this prospectus relates (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

Any information contained in an incorporated document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that information contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such information. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, including, for the avoidance of doubt, any financial information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 or our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, each as incorporated by reference as set forth above, to the extent financial information contained therein is superseded by financial information contained in each of our Current Reports on Form 8-K filed on November 29, 2016 and incorporated by reference as set forth above.

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents, at no cost, by writing or calling us at the following address or telephone number:

Tesoro Logistics LP

Attention: Investor Relations

19100 Ridgewood Parkway

San Antonio, Texas 78259-1828

(210) 626-6000

$750,000,000

Tesoro Logistics LP

Tesoro Logistics Finance Corp.

$750,000,000             % Senior Notes due 2025

P R O S P E C T U S

                    , 2016

RBC Capital Markets

BNP PARIBAS    BofA Merrill Lynch    Citigroup    Credit Suisse

Deutsche Bank Securities    PNC Capital Markets LLC    TD Securities

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities covered by this Registration Statement. All such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission, and will be borne by the Registrant.

Securities and Exchange Commission filing fee	$	*
Printing fees and expenses		50,000
Legal fees and expenses		375,000
Accounting fees and expenses		125,000
Trustee fees		25,000
Rating Agency fees		980,000
Miscellaneous		20,000

Total		$1,575,000

*	Deferred in accordance with Rule 456(b) and Rule 457(c) of the Securities Act of 1933, as amended.

Item 15.	Indemnification of Officers and Directors

Tesoro Logistics LP and QEP Midstream Partners, LP

Tesoro Logistics LP and QEP Midstream Partners, LP are limited partnerships formed under the laws of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

In accordance with this provision, each of the First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP and the Second Amended and Restated Agreement of Limited Partnership of QEP Midstream Partners, LP provides for indemnification, in most circumstances, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events, of the following persons with respect to Tesoro Logistics LP:

(1)	its general partner;

(2)	any departing general partner;

(3)	any person who is or was an affiliate of the general partner of our general partner or any departing general partner;

(4)	any person who is or was a manager, managing member, officer, director, employee, agent, fiduciary or trustee of any entity described in (1), (2) or (3) above; or

(5)	any person designated by the general partner;

and of the following persons with respect to QEP Midstream Partners, LP:

(1)	its general partner;

(2)	any person who is an affiliate of its general partner; or

(3)	any person who is an officer, director, employee or agent of any entity described in (1) or (2) above or any person performing a similar function on behalf of QEP Midstream Partners, LP.

Any indemnification under these provisions will only be out of the assets of Tesoro Logistics LP or QEP Midstream Partners, LP, as applicable. Unless otherwise agreed by the respective entity’s general partner, in such general partner’s sole discretion, that general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to it to enable it to effectuate, indemnification. Tesoro Logistics LP and QEP Midstream Partners, LP may each purchase insurance against liabilities asserted against and expenses incurred by persons for their respective activities, regardless of whether such limited partnership would have the power to indemnify the person against liabilities under its limited partnership agreement.

Tesoro Logistics LP’s general partner maintains directors and officers liability insurance for the benefit of its directors and officers.

Tesoro Logistics Finance Corp.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. In accordance with these provisions, the Articles of Incorporation of Tesoro Logistics Finance Corp. provide that it shall indemnify any director or officer to the fullest extent permitted by Delaware law.

The Bylaws of Tesoro Logistics Finance Corp. provide that to the fullest extent permitted by the DGCL, it shall indemnify any of its current or former directors or officers and may, at the discretion of its board of directors, indemnify any of its current or former employees or agents against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of Tesoro Logistics Finance Corp. or otherwise, to which he or she was or is a party or is threatened to be made a party by reason of his or her current or former position with Tesoro Logistics Finance Corp. or by reason of the fact that he or she is or was serving, at the request of Tesoro Logistics Finance Corp., as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The officers and directors of Tesoro Logistics Finance Corp. are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

Green River Processing, LLC, QEP Field Services, LLC, QEP Midstream Partners GP, LLC, QEP Midstream Partners Operating, LLC, QEPM Gathering I, LLC, Tesoro Alaska Pipeline Company LLC, Tesoro Alaska Terminals LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC, Tesoro Logistics Operations LLC, Tesoro Logistics Pipelines LLC and Tesoro SoCal Pipeline Company LLC

Green River Processing, LLC, QEP Field Services, LLC, QEP Midstream Partners GP, LLC, QEP Midstream Partners Operating, LLC, QEPM Gathering I, LLC (collectively, the “QEP DE LLC Guarantors”), Tesoro Alaska Pipeline Company LLC, Tesoro Alaska Terminals LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC, Tesoro Logistics Operations LLC, Tesoro Logistics Pipelines LLC and Tesoro SoCal Pipeline Company LLC (collectively and together with the QEP DE LLC Guarantors, the “DE LLC Guarantors”) are limited liability companies organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

In accordance with this provision, the limited liability company agreements of the DE LLC Guarantors state that to the fullest extent permitted by law, each DE LLC Guarantor shall indemnify and hold harmless any of its respective officers, directors, stockholders, partners, members, employees, affiliates, representatives or agents (each, for the purposes of this paragraph only, an “Indemnified Party”) from and against any and all claims and demands whatsoever arising out of or in any way relating to such Indemnified Party’s position with the applicable DE LLC Guarantor or the performance of the Indemnified Party’s duties; provided that to the extent such claim or demand results from such Indemnified Party’s gross negligence or willful misconduct, no DE LLC Guarantor shall indemnify or hold harmless any such Indemnified Party; and provided further that to the extent such claim or demand results from such Indemnified Party’s bad faith, no QEP DE LLC Guarantor shall indemnify or hold harmless any such Indemnified Party.

Rendezvous Pipeline Company, LLC

Rendezvous Pipeline Company, LLC is a limited liability company organized under the laws of Colorado.

Section 7-80-407 of the Colorado Limited Liability Company Act provides that a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.

The limited liability company agreement of Rendezvous Pipeline states that, to the fullest extent permitted by law, Rendezvous Pipeline shall indemnify and hold harmless its manager and any officers, directors, stockholder, partners, members, employees, affiliates, representatives or agents of Rendezvous Pipeline or its manager (each, for the purposes of this paragraph only, an “Indemnified Party”) from and against any and all claims and demands whatsoever arising out of or in any way relating to such Indemnified Party’s position with Rendezvous Pipeline or the performance of the Indemnified Party’s duties, except to the extent such claim or demand results from such Indemnified Party’s gross negligence or willful misconduct.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

4.1	Form of Indenture (including form of note), among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Gibson Dunn & Crutcher LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Simpson Thacher & Bartlett LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Gibson Dunn & Crutcher LLP (included in the opinion filed as Exhibit 5.2).

23.3	Consent of Ernst & Young LLP.

23.4	Consent of PricewaterhouseCoopers LLP.

23.5	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included on signature pages of this Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee under the Form of Indenture filed under Exhibit 4.1 above.

*	To be filed as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.

(b) Financial Statement Schedules. All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements incorporated by reference in this prospectus and are incorporated herein by reference.

Item 17.	Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser,

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

TESORO LOGISTICS LP

By:	Tesoro Logistics GP, LLC
Its general partner

By:	/s/ GREGORY J. GOFF
Gregory J. Goff Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGORY J. GOFF Gregory J. Goff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 29, 2016

/s/ STEVEN M. STERIN Steven M. Sterin	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 29, 2016

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	Director and President	November 29, 2016

/s/ RAYMOND J. BROMARK Raymond J. Bromark	Director	November 29, 2016

/s/ ROBERT W. GOLDMAN Robert W. Goldman	Director	November 29, 2016

/s/ JAMES H. LAMANNA James H. Lamanna	Director	November 29, 2016

/s/ THOMAS C. O’CONNOR Thomas C. O’Connor	Director	November 29, 2016

/s/ MICHAEL E. WILEY Michael E. Wiley	Director	November 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

TESORO LOGISTICS FINANCE CORP.

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson Director and President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGORY J. GOFF Gregory J. Goff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 29, 2016

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	Director and President	November 29, 2016

/s/ STEVEN M. STERIN Steven M. Sterin	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

GREEN RIVER PROCESSING, LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President (Principal Executive Officer)	November 29, 2016

/s/ STEVEN M. STERIN Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 29, 2016

Member: QEP Field Services, LLC

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President	November 29, 2016

Member: QEP Midstream Partners Operating, LLC

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President	November 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

QEP FIELD SERVICES, LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President (Principal Executive Officer)	November 29, 2016

/s/ STEVEN M. STERIN Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 29, 2016

Member: Tesoro Logistics, LP By: Tesoro Logistics GP, LLC Its general partner

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President	November 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

QEP MIDSTREAM PARTNERS GP, LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President (Principal Executive Officer)	November 29, 2016

/s/ STEVEN M. STERIN Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 29, 2016

Member: QEP Field Services, LLC

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President	November 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

QEP MIDSTREAM PARTNERS, LP

By:	QEP Midstream Partners GP, LLC
Its general partner

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President (Principal Executive Officer)	November 29, 2016

/s/ STEVEN M. STERIN Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

QEP MIDSTREAM PARTNERS OPERATING, LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President (Principal Executive Officer)	November 29, 2016

/s/ STEVEN M. STERIN Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 29, 2016

Member: QEP Midstream Partners, LP

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President	November 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

QEPM GATHERING I, LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President (Principal Executive Officer)	November 29, 2016

/s/ STEVEN M. STERIN Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 29, 2016

Member: QEP Midstream Partners Operating, LLC

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President	November 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

RENDEZVOUS PIPELINE COMPANY, LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President (Principal Executive Officer)	November 29, 2016

/s/ STEVEN M. STERIN Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY Blane W. Peery	Vice President and Controller (Principal Accounting Officer)	November 29, 2016

Member-Manager: QEPM Gathering I, LLC

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President	November 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

TESORO ALASKA PIPELINE COMPANY LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON	President (Principal Executive Officer)	November 29, 2016
Phillip M. Anderson

/s/ STEVEN M. STERIN Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY	Vice President and Controller (Principal Accounting Officer)	November 29, 2016
Blane W. Peery

Member-Manager: Tesoro Logistics Pipelines LLC

/s/ PHILLIP M. ANDERSON	President	November 29, 2016
Phillip M. Anderson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

TESORO ALASKA TERMINALS LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON	President (Principal Executive Officer)	November 29, 2016
Phillip M. Anderson

/s/ STEVEN M. STERIN Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY	Vice President and Controller (Principal Accounting Officer)	November 29, 2016
Blane W. Peery

Member: Tesoro Logistics Operations LLC

/s/ PHILLIP M. ANDERSON	President	November 29, 2016
Phillip M. Anderson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

TESORO HIGH PLAINS PIPELINE COMPANY LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON	President (Principal Executive Officer)	November 29, 2016
Phillip M. Anderson

/s/ STEVEN M. STERIN Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY	Vice President and Controller (Principal Accounting Officer)	November 29, 2016
Blane W. Peery

Member: Tesoro Logistics Pipelines LLC

/s/ PHILLIP M. ANDERSON	President	November 29, 2016
Phillip M. Anderson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

TESORO LOGISTICS NORTHWEST PIPELINE LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON	President (Principal Executive Officer)	November 29, 2016
Phillip M. Anderson

/s/ STEVEN M. STERIN Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY	Vice President and Controller (Principal Accounting Officer)	November 29, 2016
Blane W. Peery

Member: Tesoro Logistics Pipelines LLC

/s/ PHILLIP M. ANDERSON	President	November 29, 2016
Phillip M. Anderson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

TESORO LOGISTICS OPERATIONS LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON	President (Principal Executive Officer)	November 29, 2016
Phillip M. Anderson

/s/ STEVEN M. STERIN Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY	Vice President and Controller (Principal Accounting Officer)	November 29, 2016
Blane W. Peery

Member: Tesoro Logistics, LP By: Tesoro Logistics GP, LLC Its general partner

/s/ PHILLIP M. ANDERSON	President	November 29, 2016
Phillip M. Anderson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

TESORO LOGISTICS PIPELINES LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON	President (Principal Executive Officer)	November 29, 2016
Phillip M. Anderson

/s/ STEVEN M. STERIN Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY	Vice President and Controller (Principal Accounting Officer)	November 29, 2016
Blane W. Peery

Member: Tesoro Logistics Operations LLC

/s/ PHILLIP M. ANDERSON	President	November 29, 2016
Phillip M. Anderson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on November 29, 2016.

TESORO SOCAL PIPELINE COMPANY LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Phillip M. Anderson, Kim K.W. Rucker, Carrie P. Ryan and Steven M. Sterin and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON	President (Principal Executive Officer)	November 29, 2016
Phillip M. Anderson

/s/ STEVEN M. STERIN Steven M. Sterin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2016

/s/ BLANE W. PEERY	Vice President and Controller (Principal Accounting Officer)	November 29, 2016
Blane W. Peery

Member: Tesoro Logistics Operations LLC

/s/ PHILLIP M. ANDERSON	President	November 29, 2016
Phillip M. Anderson

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

4.1	Form of Indenture (including form of note), among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Gibson Dunn & Crutcher LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Simpson Thacher & Bartlett LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Gibson Dunn & Crutcher LLP (included in the opinion filed as Exhibit 5.2).

23.3	Consent of Ernst & Young LLP.

23.4	Consent of PricewaterhouseCoopers LLP.

23.5	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included on signature pages of this Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee under the Form of Indenture filed under Exhibit 4.1 above.

*	To be filed as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.